Exhibit 4.23

Subscription and Underwriting Agreement

dated as of

September 27, 2002

by and between

Centerpulse Ltd.,

Andreasstrasse 15

8050 Zurich, Switzerland

(hereinafter the “Company”)

and

UBS AG,

acting through its business group UBS Warburg

Europastrasse 1

8152 Opfikon, Switzerland

(hereinafter the “Global Coordinator”)

and

InCentive Capital AG

Baarerstrasse 8

6300 Zug, Switzerland

(hereinafter “InCentive”)

(InCentive and the Global Coordinator together referred to as the “Underwriters”)

WHEREAS, the Company proposes to conduct a capital increase with a rights offering to its existing shareholders (Kapitalerhöhung mit Bezugsangebot an die bisherigen Aktionäre) (the “Offering”) pursuant to which the holders (the “Existing Shareholders”) of existing shares of the Company (the “Old Shares”), subject to applicable securities laws, have the right to subscribe pro rata (the “Preemptive Rights”) for 1’822’408 newly issued shares with a nominal value of CHF 30 each (the “Offered Shares” and, together with the Old Shares, the “Shares”) to be offered by the Company.

WHEREAS, InCentive is a major shareholder of the Company, holding as of September 24, 2002, through its wholly-owned subsidiary InCentive Investment (Jersey) Ltd. (the “Jersey Subsidiary”) 1’173’934 shares in the Company (corresponding to 11.73 % of the Company’s registered issued share capital), call options covering 478,000 shares (corresponding to 4.78% of the Company’s registered issued share capital), and having granted through the Jersey Subsidiary put options covering 111,000 shares (corresponding to 1.11% of the Company’s registered issued share capital).

WHEREAS, InCentive is prepared (i) to subscribe for such number of Offered Shares as correspond to its Preemptive Rights with respect to the shares held at the close of business on the day before the ex-Preemptive Rights Date (as defined below) (the “InCentive Shares”) in accordance with the terms of the Offering and (ii) to subscribe for and underwrite that portion of Offered Shares for which Preemptive Rights are not exercised by existing shareholders or new investors having acquired the respective Preemptive Rights (the “Remaining Offered Shares”) up to such number of Remaining Offered Shares as correspond, together with such number of Offered Shares for which Preemptive Rights have been exercised by InCentive, to 1’428’571 Offered Shares being approximately 78% of the aggregate number of Offered Shares and to a maximum aggregate underwriting commitment of CHF 200 million, respectively.

WHEREAS, the Global Coordinator is prepared (i) to subscribe for and underwrite that portion of Offered Shares for which Preemptive Rights have been exercised by existing shareholders (except for InCentive and its subsidiaries) and new investors having acquired Preemptive Rights, with an undertaking to allocate such Offered Shares to the existing shareholders (except for InCentive and its subsidiaries) and new investors having acquired Preemptive Rights, subject to compliance with applicable securities laws and (ii) if any Remaining Offered Shares have not been subscribed for following InCentive’s subscription for such shares, to subscribe for and underwrite such Remaining Offered Shares up to an amount corresponding to 393’837 Offered Shares being approximately 22% of the aggregate number of the Offered Shares.

WHEREAS, Offered Shares sold in the United States shall be sold only in the form of restricted American depositary shares (the “Restricted ADSs”), with each such Offered Share represented by ten Restricted ADSs. Except as the context may otherwise require, references herein to the “Offered Shares” shall include the Offered Shares and Restricted ADSs.

WHEREAS, the Restricted ADSs are to be issued pursuant to a restricted deposit agreement (the “Restricted Deposit Agreement”), dated on or before the Settlement Date, among the Company, Citibank N.A., as depositary (the “Depositary”), and the holders from time to time of the restricted American depositary receipts (the “Restricted ADRs”) issued by the Depositary and evidencing the Restricted ADSs.

WHEREAS, all sales in the United States by UBS AG, acting through its business group UBS Warburg, will be made through its U.S. broker-dealer affiliates (the “Selling Agents”),

which shall be registered as broker-dealers under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

WHEREAS, application has been made to list the Offered Shares on the main board of the SWX Swiss Exchange (“SWX”) and to admit the Preemptive Rights to trading at the SWX.

WHEREAS, the Global Coordinator and the Company have entered into a mandate agreement dated September 13, 2002 (the “Mandate Agreement”).

WHEREAS, the Global Coordinator and InCentive have entered into an agreement dated September 13, 2002 (the “InCentive Agreement”) regarding certain undertakings of InCentive with respect to the Offering.

WHEREAS, the Global Coordinator will act as lead underwriter and will represent InCentive before the Company and third parties.

WHEREAS, the Company has prepared an offering and listing circular to be dated September 29, 2002 (the “Offering Circular”) relating to the Offering and the listing of the Offered Shares on the SWX.

NOW, THEREFORE, the parties agree as follows:

1.               Capital Increase, Subscription and Underwriting of Offered Shares

1.1                                 Resolutions on Authorizing the Capital Increase. The Company confirms that (i) the ordinary shareholders’ meeting held on May 17, 2002 authorized the board of directors to issue up to 4,000,000 fully paid in registered shares (the “Authorized Capital”) and (ii) the board of directors on September 27, 2002 approved an increase in the share capital of the Company under such Authorized Capital from CHF 300’247’110 by CHF 54’672’240 to CHF 354’919’350 (the “Capital Increase”) by issuing 1’822’408 Offered Shares with a nominal value of CHF  30 (Ermächtigungsbeschluss). The board of directors will implement the Capital Increase pursuant to Section 1.4.

1.2                                 Subscription of Offered Shares. The Company agrees to issue, and each of the Global Coordinator and InCentive, severally and not jointly, undertakes with the Company, on the basis of the representations and warranties contained herein, subject to the conditions stated herein and in view of the board of directors of the Company having to resolve on the implementation of the Capital Increase (the “Capital Increase Resolution”) (Feststellungsbeschluss), to subscribe, on or by October 9, 2002 (the “Capital Increase Date”), for up to such number of Offered Shares at their nominal value and in the proportions set forth below opposite its name, with the exact number of Offered Shares to be subscribed for by each of the Global Coordinator and InCentive to be determined by the Global Coordinator on behalf of the Underwriters no later 13:00 (Swiss time) on the Last Exercise Date (as defined below), with the Global Coordinator to subscribe for Offered Shares for which Preemptive Rights will have been exercised by Existing Shareholders (except for InCentive and its subsidiaries) and new investors having acquired Preemptive Rights in order to allocate such Offered Shares to the holders of Preemptive Rights who have exercised their Preemptive Rights and for only those Remaining Offered Shares that have not been subscribed for following InCentive’s subscription for Remaining Offered Shares, and to deliver the corresponding subscription forms substantially in the form of Schedule

1.2 to the notary public notarizing the Capital Increase Resolution no later than 13:00 (Swiss time) on the Capital Increase Date. It is understood and agreed that InCentive’s obligation to subscribe for Remaining Offered Shares shall be first in priority, i.e., the Global Coordinator shall be obliged to subscribe for any Remaining Offered Shares only if and to the extent that the Remaining Offered Shares exceed the total number of Offered Shares underwritten by InCentive and provided that InCentive shall have fulfilled its underwriting obligations.  In fulfilling its underwriting obligations pursuant to this Agreement, InCentive may act through the Jersey Subsidiary.

Underwriters	Number of Offered Shares underwritten	Approximately Percentage of Offered Shares underwritten
Global Coordinator	393’837	22%
InCentive	1’428’571	78%
Total	1’822’408	100%

1.3                                Transfer of the Nominal Amount.

(a)           The Global Coordinator on behalf of the Underwriters undertakes with the Company subject to the terms and conditions set forth herein:

(i)  to deposit or cause to be deposited same day funds for value on the Capital Increase Date (as defined below), in the total amount of CHF 54’672’240 (the “Total Nominal Amount”) with Zürcher Kantonalbank, Postfach, CH-8010 Zurich (“ZKB”) in a blocked account for the Capital Increase (Kapitaleinzahlungskonto) in favor of the Company; and

(ii)  to cause ZKB to issue and deliver a written confirmation of payment of the Total Nominal Amount to the notary public notarizing the Capital Increase Resolution no later than 13:00 (Swiss time) on the Capital Increase Date.

(b)  InCentive shall pay on the Settlement Date to the Global Coordinator the nominal value of each Offered Share subscribed for by InCentive. The Global Coordinator shall have the right to debit InCentive’s account no. 230-P0448910.0 with UBS AG.

1.4                                Capital Increase Resolution. On the Capital Increase Date, the Company’s board of directors shall immediately upon receipt of the subscription forms:

(a)                        pass the Capital Increase Resolution (Feststellungsbeschluss) and make all amendments to the Company’s articles of association necessary in connection with the implementation of the Capital Increase; and

(b)                       file the Capital Increase Resolution along with the relevant attachments thereto with the Commercial Register of the Canton of Zurich (the “Commercial Register”) immediately after this meeting of the board of directors.

1.5                                Use of Total Nominal Amount. The Total Nominal Amount deposited on the blocked account for the Capital Increase (Kapitaleinzahlungskonto) shall, immediately following registration of the Capital Increase by the Commercial Register, be transferred to an interest-free account of the Company with UBS AG as follows:

At UBS AG, Zurich,

bank clearing no. 230

for the account no. 403,736,30D of the

Company

The Company agrees that the Total Nominal Amount will remain deposited and blocked with UBS AG until the earlier of (i) the Settlement Date (as defined below), on which date such amount shall be released in accordance with Section 4.3, or (ii) if an Event of Non-Completion (as defined below) occurs, the date of receipt by the Underwriters of the proceeds of (a) the Capital Reduction pursuant to Section 14.1(a) or (b) the options pursuant to Sections 14.1(b) and 14.1(c) (each the “Nominal Amount Payment Date”).

On the Nominal Amount Payment Date, the Total Nominal Amount deposited with UBS AG, Zurich, for the account of the Company shall be released in same day funds in such account as the Company may designate to UBS AG no later than two business days prior to the Nominal Amount Payment Date.

1.6                                Documentation and Issue of Offered Shares. Promptly after the registration of the Capital Increase by the Commercial Register, but no later than on the first trading date, 08.00 (Swiss time), the Company shall:

(a)                        deliver to each of InCentive, the Global Coordinator, the SWX, SIS SegaInterSettle AG, the Swiss securities clearing corporation (“SIS”) and ShareCommServices AG, the Company’s share register (“ShareComm”), a copy of a certified excerpt from the Commercial Register along with a copy of the Company’s amended articles of association evidencing the registration of the Capital Increase; and

(b)                       take all steps necessary to ensure that the Offered Shares will be (i) issued and delivered immediately following the registration of the Capital Increase to the Global Coordinator (ii) duly recorded with SIS and (iii) freely transferable. Accordingly, the Company shall give the necessary instructions to SIS and ShareComm. The Global Coordinator shall take reasonable and customary steps to assist in the foregoing.

2.              The Offering

2.1                                Terms of the Offering.  Holders of Preemptive Rights, except holders of Preemptive Rights located in the United States (or in any other jurisdiction where the exercise of the Preemptive Rights by such holders would be prohibited by applicable law or regulation), will be entitled to purchase two (2) Offered Shares at CHF 140 each (the “Offer Price”) for every 11 Preemptive Rights held. Preemptive Rights will be traded on the SWX. The Shares will be first traded ex-Preemptive Rights on October 3, 2002 (the “ex-Preemptive Rights Date”). The trading period for the Preemptive Rights will commence on October 3, 2002 and end on October 8, 2002, at 17:00 (Swiss time). The exercise period (the “Exercise Period”) for the Preemptive Rights will commence on October 3, 2002, and end on October 9, 2002 at 12:00 noon (Swiss time) (the “Last Exercise Date”). To the extent Preemptive Rights are not exercised prior to or on the Last Exercise Date, the Preemptive Rights will lapse without compensation.

The record date for the determination of Shareholders entitled to Preemptive Rights is October 1, 2002.

2.2                                Delivery and Settlement. Delivery to and payment of the Offered Shares by the holders having exercised Preemptive Rights shall occur on October 15, 2002.

2.3                                Expired Preemptive Right Claims.  The Company shall assume full liability and shall indemnify and hold harmless the Underwriters with respect to any claims made by the owners of expired Preemptive Rights.

3.              Listing

3.1                                The Company confirms that it has authorized the Global Coordinator’s filing of the application for the Offered Shares to be listed on the SWX and application for the Preemptive Rights to be admitted to trading at the SWX. On the Capital Increase Date the Company shall have delivered to the SWX and the Global Coordinator a letter in the form of Schedule 3.1.

3.2                                The Company will deliver to the Global Coordinator two copies of the Offering Circular duly signed by the Company and to the SWX copies of the Offering Circular as required by the Listing Rules of the SWX (the “SWX Listing Rules”) and will take such other steps as may be required for the purpose of obtaining a listing.

4.              Settlement

4.1                                Settlement Date. The time and date of payment of the Offer Price net commission and expenses (the “Settlement”) shall be on October 15, 2002 (the “Settlement Date”). Any documents to be delivered at the Settlement Date by or on behalf of the parties pursuant to Section 12 will be delivered at the offices of Cleary, Gottlieb, Steen & Hamilton, City Place House, 55 Basinghall St., London, England, EC2V 5EH.

4.2                                Settlement Actions. At the Settlement the following actions shall be taken:

(a)               The Global Coordinator shall pay to the Company the aggregate Offer Price payable for each Offered Share subscribed for by the Global Coordinator less the nominal amount for each Offered Shares subscribed for by the Global Coordinator, less any commissions, fees and expenses payable to the Global Coordinator or InCentive pursuant to Section 10, less any VAT, turnover or other taxes and stock exchange levies, by crediting same-day funds in CHF to the Company’s account with UBS AG, Zurich, clearing no. 230, account no. 40373630D.

(b)              InCentive shall pay to the Company the aggregate Offer Price payable for each Offered Share subscribed for by InCentive less the nominal amount for each Offered Share subscribed for by InCentive, less any VAT, turnover or other taxes and stock exchange levies, by crediting same-day funds in CHF to the Company’s account with UBS AG, Zurich, clearing no. 230, account no. 40373630D.

(c)               InCentive shall pay to the Global Coordinator the nominal value of each Offered Share subscribed for by InCentive in accordance with Section 1.3(b).

(d)              The number of Offered Shares to be subscribed for by each of InCentive and the Global Coordinator hereunder shall be delivered by or on behalf of the Company to the Global Coordinator through the facilities of SIS.

(e)               Subject to (i) delivery of all of the Offered Shares to the Global Coordinator by the Company in accordance with Section 4.2(d) above and (ii) payment of the nominal value of each Offered Share subscribed for by InCentive to the Global Coordinator by InCentive in accordance with Section 1.3(b), the Global Coordinator shall deliver such number of Offered Shares subscribed for by InCentive into InCentive’s share deposit no. 230-P0448910.1 (at UBS AG, Zurich, bank clearing no. 230).

4.3                                Unblocking of Company’s Account with UBS AG. Upon payment of the amount and delivery of the Offered Shares referred to in Section 4.2(c) above, the Global Coordinator will unblock the account of the Company with UBS referred to in Section 1.5 and will transfer the amounts in such account in accordance with Section 1.5 hereof.

5.              Representations and Warranties of the Company

The Company represents and warrants to, and agrees with, each of the Global Coordinator and InCentive as of the date hereof, the Capital Increase Date and the Settlement Date that:

(a)     Disclosure. The Offering Circular has been prepared in connection with the Offering. The Offering Circular contains all material information with respect to the Company and its subsidiaries (the “Group”) and the Offered Shares (including all information which, according to the particular nature of the Company and of the Offered Shares, is in the Company’s view necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Company, the Group and of the rights attaching to the Offered Shares); and the Offering Circular is and any amendments or supplements thereto will be, as of their respective dates, true and accurate in all material respects, and do not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading; and the Offering Circular contains all material information concerning any actual transactions or agreements or, to the best of the Company’s knowledge, potential transactions or agreements, involving the Company and/or the Group and any director, shareholder or affiliate of the Company; provided, however, that with respect to the Global Coordinator and InCentive the representations and warranties made in this paragraph shall not apply to any statements or omissions in the Offering Circular relating to the Global Coordinator or InCentive in its capacity as an underwriter made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Global Coordinator (which information is set forth in (Schedule 5(a).1); and provided, further, however, that with respect to InCentive the representations and warranties made in this paragraph shall not apply to any statements or omissions in the Offering Circular relating to made in reliance upon and in conformity with information furnished to the Company by or on behalf of InCentive (which information is set forth in Schedule 5(a).2);

(b)     Takeovers. Although the Company is not presently negotiating any transaction with any third party proposing to launch an offer for all or a substantial part of its Shares and no substantiated bids have been addressed to the Company in recent weeks, there have been approaches in the year 2002 by third parties which the Board of Directors considered insufficient and not in the best interest of shareholders at the time.

(c)     Requirements of the SWX. The Offering Circular contains all particulars and information required by, and complies with, applicable legal requirements and rules and regulations of the SWX and otherwise complies with the requirements of Swiss law, in particular, according to Article 652a of the Swiss Code of Obligations and all other regulations to the extent applicable to the issue of the Offered Shares;

(d)     Corporate Existence of the Company. The Company has been duly incorporated and is validly existing as a corporation under the laws of Switzerland, has no pending bankruptcy, composition or similar proceedings pending against it in its jurisdiction of incorporation, is not in liquidation or receivership.  The Company has full power and authority to own or lease and operate its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business that requires such qualification, or except where such fault would not have a material adverse effect on the financial condition, business, properties, results of operations or business prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”);

(e)     Corporate Existence of Subsidiaries. Each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its respective jurisdiction of incorporation, has no pending bankruptcy, composition or similar proceedings pending against it in its jurisdiction of incorporation, is not in liquidation or receivership and has full power and authority to own or lease and operate its properties and conduct its business as described in the Offering Circular, and has been duly qualified as a foreign corporation for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties or conducts any business that requires such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; except where such fault would not have a Material Adverse Effect;

(f)      Agreement. The Company has full right, power and authority to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company and is enforceable in accordance with its terms, subject to the effect of bankruptcy, insolvency and other similar laws relating to or affecting creditors’ rights generally and to general equity principles, and subject to mandatory provisions of Swiss corporate law (Articles 659, 678 and 680 of the Swiss Code of Obligations);

(g)     Share Capital. As at the date indicated in the Offering Circular, the Company has the outstanding, authorized and conditional share capital described therein, and all of the issued share capital of the Company has been duly and validly authorized and issued in accordance with Swiss law and the Company’s Articles of Incorporation, and is fully paid and non-assessable and conforms to the description of the share capital of the Company contained in the Offering Circular; and all of the issued share capital of each  subsidiary of the Company has been duly and validly authorized and issued, is fully paid and non-assessable and, except for directors’ qualifying shares, if any, and except as set forth in the Offering Circular or as provided for by the terms of the commitment from UBS AG to lend the Company USD 635 million in the form of a credit facility (or as provided for by the agreement for such facility) (the “Credit Facility”, is owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except where such fault would not  have a Material Adverse Effect; all of the shares of the Company, including the Offered Shares, have been or will be at the date indicated in the Offering Circular duly listed and admitted for trading on the SWX; there are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or obligations of the Company to issue any sharesor any other class of share capital of the Company (except as set forth in the Offering Circular);

(h)     The Offered Shares. The issuance of the Offered Shares will have been duly and validly authorized on or prior to the date indicated in the Offering Circular, and, when delivered and paid for in the manner contemplated by this Agreement and the terms of the Preemptive Rights will have been duly and validly issued and fully paid and non-assessable and will conform to the description of the Offered Shares contained in the Offering Circular; there are no restrictions on transfers of the Offered Shares pursuant to Swiss law or the Company’s articles of association (Statuten) of the Company or otherwise, other than such as described in the Offering Circular; the shareholders of the Company have no further subscription, preemptive or other rights to acquire the Offer Shares other than those described in the Offering Circular; the shareholders meeting of May 17, 2002 has validly acted to authorize the Board of Directors of the Company to issue the Offered Shares and the respective resolution has not been challenged by a dissenting shareholder in court;

(i)      Consents. All consents, approvals, authorizations, orders, registrations, clearances or qualifications of or with any court or governmental agency or body or any stock exchange authorities (the “Governmental Agency”) having jurisdiction over the Company or any of its subsidiaries or any of their properties (the “Governmental Authorizations”) required, for the execution and delivery by the Company of this Agreement, for the issue or offering of the Offered Shares or the consummation of the other transactions contemplated by this Agreement to be duly and validly authorized have been obtained or made and are in full force and effect;

(j)      Dividends. All dividends and other distributions declared and payable on the share capital of the Company may under the current laws and regulations of Switzerland be paid to the shareholders of the Company in Swiss francs that may be converted into foreign currency that may be freely transferred out of Switzerland, and except as set forth in the Offering Circular under “Taxation”, all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of Switzerland and are otherwise free and clear of any tax, withholding or deduction in Switzerland and without the necessity of obtaining any Governmental Authorization in Switzerland;

(k)     No Conflicts—Company. The execution and delivery of this Agreement, the issue and sale of the Offered Shares and the use of the proceeds of the sale of the Offered Shares as described in the Offering Circular, the consummation of the transactions herein and therein contemplated do not, or will not on or prior to the Capital Increase Date or on the Settlement Date, subject to mandatory provisions of Swiss corporate law (Articles 659, 678 and 680 of the Swiss Code of Obligations), conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, the documents constituting the Company.  The execution and delivery of this Agreement, the issue and sale of the Offered Shares and the use of the proceeds of the sale of the Offered Shares as described in the Offering Circular, the consummation of the transactions herein and therein contemplated do not, or will not on or prior to the Capital Increase Date or on the Settlement Date subject to mandatory provisions of Swiss corporate law (Articles 659, 678 and 680 of the Swiss Code of Obligations), (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject or Swiss law or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over the Company, or (ii) infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Company or any of its properties or assets or (iii) infringe the rules of any stock exchange on which securities of the Company are listed, except where such conflict, breach, violation, default or infringement would not have a Material Adverse Effect;

(l)      No Conflicts—Subsidiaries. The execution and delivery of this Agreement, the issue and sale of the Offered Shares and the use of the proceeds of the sale of the Offered Shares as described in the Offering Circular, the consummation of the transactions herein and therein contemplated do not, or will not on or prior to the Capital Increase Date or on the Settlement Date, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the documents constituting the Company’s subsidiaries, or (ii) any indenture, mortgage, deed of trust, lease, loan agreement or other agreement or instrument to which any of the Company’s subsidiaries is a party or by which any of the Company’s subsidiaries is bound or to which any of the property or assets of the Company’s subsidiaries is subject, except where such  breach, violation or default would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the Articles of Incorporation of any of the Company’s subsidiaries, Swiss law or any statute or any order, rule or regulation of any Governmental Agency having jurisdiction over any of the Company’s subsidiaries, or infringe any existing applicable law, rule, regulation, judgment, order or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over any of the properties or assets of any of the Company’s subsidiaries or infringe the rules of any stock exchange on which securities of any of the Company or its subsidiaries are listed, except any such conflict, breach or default that would not  have a  Material Adverse Effect;

(m)    General Compliance. Neither the Company nor any of its subsidiaries is in violation of its Articles of Association or other constituent documents; neither the Company nor any of its subsidiaries is in violation, conflict or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except any such conflict, breach of default that would not  have a  Material Adverse Effect;

(n)     No Manipulation. Neither the Company nor any of its subsidiaries has taken, directly or indirectly, any action which was designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares other than in compliance with applicable law, including Regulation M under the Exchange Act;

(o)     Financial Statements. The consolidated balance sheets, cash flow statements, shareholders’ equity statement and income statements of the Company (including the notes thereto) included in the Offering Circular have been prepared in accordance with International Accounting Standards (“IAS”), with the applicable provisions of the Swiss Code of Obligations and  reconciled with generally accepted accounting principles consistently applied in the United States (“U.S. GAAP”) and (i) present fairly the financial position of the Company and its subsidiaries, as at the end of each of the relevant financial periods, and the results of operations and changes in financial position and cashflows of the Company and its subsidiaries for each such period; (ii) have been prepared after due and careful inquiry by the Company and, where applicable, its subsidiaries, and on a consistent basis with IAS and, where applicable, in the manner applicable under U.S. GAAP, (ii) comply as to form in all material respects with the applicable requirements of IAS and, where applicable, in the manner applicable under U.S. GAAP and (iii) make proper provision, in accordance with IAS and, where applicable, in the manner applicable under U.S. GAAP, for all liabilities, whether deferred or contingent. Since December 31, 2001, other than as disclosed in the Offering Circular, there has been no change (nor any development  or event involving a prospective change of which the Company is, or might reasonably be expected to be, aware) which is or would reasonably be expected to be materially adverse to the condition (financial or other), prospects, results of operations or general affairs of the Company or the Group, as the case may be;

(p)     Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IAS and to maintain accountability for assets;

(q)     Ordinary Course of Business. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Offering Circular, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular; and, since the respective dates as of which information is given in the Offering Circular, there has not been any change in the share capital (other than pursuant to the grant or exercise of preemptive rights described in the Offering Circular) of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or prospects or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Offering Circular; the Company and its subsidiaries are not in breach of the terms of, or in default under, any instrument, agreement or order to which it is a party or by which it or its property is bound, except where such loss, interferance, change or breach would not have a Material Adverse Effect;

(r)      Properties. The Company and its subsidiaries have good and legal title to all real property and good and legal title to all such other personal property and assets owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Offering Circular or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

(s)     Legal Proceedings. Other than as set forth in the Offering Circular, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if reasonably expected to be determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, taken as a whole, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by any Governmental Agency or threatened by others; and the Company and its subsidiaries have no continuing liabilities with respect to the proceedings described under “Business - Litigation” in the Offering Circular that have not been provisioned for; and neither it nor its subsidiaries is involved in or the subject of any current or pending investigation or proceedings (whether administrative, regulatory or otherwise) whether in Switzerland or elsewhere, except where such investigation or proceedings would not have a Material Adverse Effect;

(t)      Insurance Matters. All material assets and material undertakings of the Company and each of its subsidiaries of an insurable nature, including product liability, are and have at all material times been adequately insured and the Company and each of its subsidiaries are now and have at all material times been adequately covered against accident, damage, injury, third party loss and product liability in such amounts as are to the Company’s knowledge prudent and customary in the business the Company and its subsidiaries are engaged; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurance as may be necessary to continue its businesses at a cost that would not have a Material Adverse Effect;

(u)     Intellectual Property. Other than as specifically described in the Offering Circular, to the best of the Company’s knowledge, each of the Company and its subsidiaries owns or possesses or can acquire on reasonable terms adequate rights to use pursuant to license, sublicense, agreement or permission all patents, patent applications, trademarks, service marks, trade names, design rights, copyrights, trade secrets and other know-how rights, proprietary rights and processes (in each case whether registered or unregistered and including applications for registration) arising or subsisting anywhere in the world (“Intellectual Property”) necessary for the operation of the business of the Company and its subsidiaries as described in the Offering Circular. In respect of Intellectual Property devised, developed or created by or on behalf of the Company, which the Company desires to own, or which is used, or which the Company expects to use, in the Company’s current or future business, or which is necessary for the operation of the business of the Company and its subsidiaries as described in the Offering Circular, the Company has taken all steps necessary to secure assignments of or obtain adequate rights to use such Intellectual Property from its employees and third party creators of that Intellectual Property (including employees and contractors of such third party creators, if any); to the best of the Company’s knowledge, none of the technology or other Intellectual Property employed by or necessary for the operation of the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any law or any contractual or fiduciary obligation binding upon the Company, any of its subsidiaries or any of their respective directors or executive officers or any of their respective employees or consultants, except where such violation would not have a Material Adverse Effect. Except as specifically described in the Offering Circular, to the best of the Company’s knowledge, neither the Company nor any of its subsidiaries has interfered with, infringed upon, misappropriated or violated any Intellectual Property of any third party and the continued operation of the business of the Company and its subsidiaries as described in the Offering Circular will not result in the same where any such event or circumstance would have a Material Adverse Effect.  Except as specifically described in the Offering Circular, to the best of the Company’s knowledge, the Company and its subsidiaries have not received and do not expect to receive any charge, complaint, claim, demand or notice alleging any such interference, infringement, misappropriation or violation (including any claim that the Company or any of its subsidiaries must take a license of or refrain from using any Intellectual Property of any third party) that would have a Material Adverse Effect, and there are no actions, suits or judicial proceedings pending relating to Intellectual Property to which the Company or any of its subsidiaries is subject, and no such actions, suits or judicial proceedings are threatened by Governmental Agencies or other third parties, and the Company is unaware of any facts which would form a reasonable basis for any such claims. Except as specifically described in the Offering Circular, to the best of the Company’s knowledge, there is no patent or published patent application to which the Company does not have rights which contains claims that dominate or may dominate any Intellectual Property described in the Offering Circular as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property.  Except as specifically described in the Offering Circular, to the best of the Company’s knowledge, there is and has been no infringement, interference, misappropriation or violation by any third parties of any Intellectual Property owned by the Company or any of its subsidiaries that would have a Material Advise Effect.  The Company and its subsidiaries have taken and will maintain reasonable measures to prevent the unauthorized use dissemination or publication of its trade secrets, proprietary information and other confidential information;

(v)     Employment Matters. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened;

(w)    Tax. Except as otherwise disclosed in the Offering Circular (other than with respect to tax on income, profits or gains from commissions, discounts or sales proceeds with respect to the sale of Offered Shares or Restricted ADSs by any Underwriter that is subject to income or gain tax in the ordinary course of business in Switzerland), the Company and each of its subsidiaries has been and continues to be in compliance with all applicable laws and regulations relating to tax, except where its failure to be in such compliance would not have a Material Adverse Effect; and the Company has no reason to believe that it or any of its subsidiaries will incur any additional tax charges in respect of past tax periods, except as disclosed in the Offering Circular; no stamp or other issuance or transfer taxes or duties and no capital gains, withholding or other taxes are payable by or on behalf of the Global Coordinator to Switzerland or any political subdivision or taxing authority thereof or therein in connection with (i) the sale and delivery by the Company of the Offered Shares or Restricted ADSs to or for the account of the Global Coordinator, (ii) commissions earned with respect to the sale of the Offered Shares or Restricted ADSs or (iii) the sale and delivery by the Global Coordinator of the Offered Shares or Restricted ADSs to the initial purchasers thereof, in each case in accordance with the terms of this Agreement;

(x)     Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares, will not be an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

(y)     Permits/Licenses/Authorizations. Except as disclosed in the Offering Circular, the Company and each of its subsidiaries have all licenses, franchises, permits, authorizations, approvals and orders and other concessions of and from all Governmental Agencies that are necessary to own or lease their properties and conduct their businesses as described in the Offering Circular, except where such fault would not reasonably be expected to have a Material Adverse Effect;

(z)     Substantial U.S. Market Interest. There is no substantial U.S. market interest (within the meaning of Regulation S under the Securities Act) in the ordinary shares of the Company, and there is not, as of the date of this Agreement, substantial U.S. market interest (within the meaning of Regulation S under the Securities Act) in the Preemptive Rights;

(aa)   Foreign Private Issuer. The Company is a “foreign private issuer” (as such term is defined in the rules and regulations of the Exchange Act);

(bb)  Directed Selling Efforts. Neither the Company nor any person acting on its or their behalf has offered or sold or will offer or sell the Preemptive Rights or the Offered Shares by means of any directed selling efforts within the meaning of Rule 903 under the Securities Act, and the Company has complied and will comply with the offering restriction requirements of such Rule 903; provided, however, that the Global Coordinator, acting through its Selling Agents, may offer and deliver Preemptive Rights and may offer and sell Offered Shares in the United States, provided that such Offered Shares may be sold only in the form of Restricted ADSs to persons who the Global Coordinator reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act in transactions not subject to the registration requirements of the Securities Act who provide to it and to the Company a letter in the form of Exhibit A hereto and that, in connection with each such sale, the Global Coordinator has taken or will take reasonable steps to ensure that the purchaser of such Restricted ADSs is aware that such sale is being made in a transaction not subject to registration under the Securities Act; and

(cc)   General Solicitation and General Advertising. Neither the Company nor any person acting on its behalf has offered or sold or will offer or sell the Preemptive Rights or the Offered Shares by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

6.              Undertakings of the Company

6.1                                Taxes. The Company will pay any stamp or other issuance or transfer taxes, capital gains, withholding or other taxes (other than tax on income, profits or gains from commissions, discounts or sales proceeds with respect to the sale of Offered Shares or Restricted ADSs by any Underwriter that is subject to income or gain tax in the ordinary course of business in Switzerland) payable to Switzerland or any political subdivision or taxing authority thereof or therein in connection with (i) the sale and delivery by the Company of the Offered Shares or Restricted ADSs to or for the account of the Global Coordinator, (ii) commissions earned with respect to the sale of the Offered Shares or Restricted ADSs or (iii) the sale and delivery by the Global Coordinator of the Offered Shares or Restricted ADSs to the initial purchasers thereof, in each case in accordance with the terms of this Agreement.

6.2                                Delivery of Offering Circular. The Company confirms that it has prepared the Offering Circular and authorizes the Global Coordinator to distribute copies of the Offering Circular in connection with the Offering and undertakes to deliver to the

Underwriters, without charge, on the Business Day (whereby “Business Day” shall mean any day (other than a Saturday or Sunday) on which banks are open for business in Zurich) following the date hereof and hereafter from time to time as requested, such number of copies of the Offering Circular as the Underwriters may reasonably request.

6.3                                Amendments to the Offering Circular. If at any time prior to completion of the distribution of the Offered Shares or the Settlement Date any event shall have occurred as a result of which the Offering Circular, as then amended or supplemented, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made when such Offering Circular is delivered, not misleading in a material respect or if for any other reason it shall be necessary to amend or supplement the Offering Circular, the Company will notify the Underwriters, and, upon request from the Global Coordinator, will prepare and furnish without charge to the Underwriters as many copies as the Global Coordinator may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission, and will take such steps as may be reasonably requested by the Global Coordinator to remedy and/or publicize such amendment or supplement to the Offering Circular.

6.4                                Notification of Material Changes. The Company will notify the Underwriters promptly of any material change affecting any of its representations and warranties (including, but not limited to, any considered, intended or actual Tender Offer it becomes aware of), agreements and indemnities herein at any time prior to payment being made to the Company on the Settlement Date.

6.5                                Listing on the SWX. In connection with the application to list the Offered Shares on the SWX and to admit the Preemptive Rights to trading at the SWX, the Company will furnish from time to time any and all documents, instruments, information and undertakings, publish all advertisements or other material that may be necessary in order to effect such listing and admittance and maintain such listing and admittance and take all other such actions as may be required by the Swiss Admission Board in order to comply with the requirements of the SWX Listing Rules.

6.6                                Provisions of Documents to the Underwriters. For a period of  two years from the Settlement Date, the Company will furnish to the Underwriters copies of each document filed on a public basis by the Company with the SWX including any notices under the ad-hoc publicity rules of the SWX, and copies of financial statements and other periodic reports that the Company may furnish generally to its shareholders.

6.7                                Coordination of Announcements. Between the date hereof and the Settlement Date (both dates inclusive), the Company will, and will cause its subsidiaries and all other parties acting on its behalf so far as practical, with regard to applicable laws and regulations and the requirements of the SWX, to notify and consult with the Global Coordinator prior to issuing any public announcement concerning, or which is likely to be material in the context of the offering and distribution of the Offered Shares taken as a whole.

6.8                                Use of Proceeds. The Company will use the net proceeds of the issue and sale of the Offered Shares to finance part of its obligations under the Settlement Agreement (as defined in the Offering Circular) and otherwise in respect of the Implant Litigation (as defined in the Offering Circular).

6.9                                Clear Market. The Company will not for a period of 180 calendar days after the Settlement Date, (i) issue, or announce the intent to issue, any shares or securities convertible or exchangeable into shares or representing rights to subscribe for shares, or enter into transactions with a similar economic effect, and it will not (ii) create, or announce the intent to create, any authorized capital or new conditional capital, except as required under mandatory Swiss law or in relation to conditional capital for shares to be issued upon exercise of options granted to employees according to stock option plans described in the Offering Circular, or in connection with the CCI (as defined in the Offering Circular), without the prior written consent of the Global Coordinator.

6.10                          Issuance of the CCI. If the Offering is completed and the Company has received funds in the amount of USD 635 million (subject to adjustment pursuant to the terms of a commitment from UBS AG or pursuant to a credit agreement reflecting such commitment) under a credit facility then the Company undertakes not to issue the CCI, in whole or in part.

6.11                          Restricted ADS Election. Prior to the end of the Exercise Period, the Company undertakes to enter into the Restricted Deposit Agreement, which agreement shall provide that the Global Coordinator may, from time to time, deposit any or all of its Offered Shares with the Depositary in exchange for an equivalent amount of Restricted ADSs.  Such Restricted ADSs will be in physical, definitive form, and in such authorized denominations and registered in such names as the Global Coordinator requests.  The Company undertakes to comply with the Restricted Deposit Agreement so that Restricted ADRs evidencing Restricted ADSs will be executed (and, if applicable, countersigned) and issued by the Depositary against the receipt of Offered Shares from time to time by the Depositary.

6.12                          Stabilization and Manipulation. The Company will not ( and will cause its subsidiaries not to) take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation or of the price of any security of the Company to facilitate the sale or resale of the Offered Shares other than in accordance with applicable law, including Regulation M under the Exchange Act.

7.              Representations, Warranties and Undertakings of InCentive and the Global Coordinator

7.1                                 Each of InCentive and the Global Coordinator, severally and not jointly, acknowledges that no action has been or will be taken in any jurisdiction by the Company that would permit a public offering of the Offered Shares, or possession or distribution of the Offering Circular or any other offering or publicity material relating to the Offered Shares, in any country or jurisdiction where action for that purpose is required (including the United States, the United Kingdom, Canada, Japan, the Netherlands, Australia and South Africa) other than Switzerland, and each of

InCentive and the Global Coordinator will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Preemptive Rights or Offered Shares or has in its possession or distributes the Offering Circular or any such other material.

7.2                                 Each of InCentive and the Global Coordinator, severally and not jointly, represents and warrants to, and agrees with, the Company, that it will not offer or sell the Preemptive Rights or the Offered Shares except in accordance with Regulation S under the Securities Act and that, in connection therewith, (i) it will not offer or sell the Preemptive Rights or the Offered Shares by any form of directed selling efforts within the meaning of Regulation S under the Securities Act, and (ii) it will not offer or sell the Preemptive Rights or the Offered Shares by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Securities Act.

Nothwithstanding the foregoing, the Global Coordinator may offer and deliver the Preemptive Rights, and to the extent it so offers and sells, represents that and agrees with the Company that, it will only offer and sell the Offered Shares in the United States so long as such Offered Shares are sold only in the form of Restricted ADSs to persons who it reasonably believes are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act in transactions not subject to the registration requirements of the Securities Act who provide to it and to the Company a letter in the form of Exhibit A hereto and that, in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of such Restricted ADSs is aware that such sale is being made in a transaction not subject to registration under the Securities Act.

7.3                                 Each of InCentive and the Global Coordinator, severally and not jointly, represents and warrants to, and agrees with, the Company, that it:  (i) it will not offer or sell and, prior to the expiry of a period of six months from the Settlement Date, will not offer or sell any Offered Shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated and caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any Preemptive Rights or Offered Shares in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Preemptive Rights or Offered Shares in, from or otherwise involving the United Kingdom.

7.4                                 Each of InCentive and the Global Coordinator, severally and not jointly, represents and warrants to, and agrees with, the Company, that it will only offer, sell, deliver or transfer, directly or indirectly, Preemptive Rights or Offered Shares in the Netherlands to individuals who, or legal entities which, trade or invest in securities in the conduct of a profession or trade (including banks, investment banks, securities firms, insurance companies, pension funds, other institutional investors, and treasury deparments and finance companies of large enterprises.

7.5                                 Each of InCentive and the Global Coordinator agrees with the Company that any stabilization activities engaged in relating to the offer and sale of Offered Shares shall be performed in accordance with all applicable laws and regulations.

8.              Undertakings of InCentive

8.1.

(a)               Coordination of Announcements. Between the date hereof and the Settlement Date (both dates inclusive), InCentive will, and will cause its subsidiaries and all other parties acting on its behalf so far as practical, with regard to applicable laws and regulations and the requirements of the SWX, to notify and consult with the Global Coordinator prior to issuing any public announcement concerning, or which is likely to be material in the context of, the offering and distribution of the Offered Shares taken as a whole.

(b)              No Trading of Preemptive Rights with respect to InCentive Shares. InCentive shall not sell its Preemptive Rights with respect to InCentive Shares during the Exercise Period.

9.              Agreement Among Underwriters

9.1                                Lead Underwriter. The Global Coordinator is hereby authorized on behalf of the Underwriters to conduct the negotiation of, and to enter into, any agreements related to this Agreement, and to agree any variation in the terms of performance of this Agreement that, in its reasonable judgment, will not have a material adverse effect on the interest of the of the Underwriters.

9.2                                Costs. Each Underwriter shall bear its own costs and expenses incurred in connection with the Offering, except as provided for in Section 10 below.

9.3                                Representations and Warranties. Each of InCentive and the Global Coordinator hereby gives to each other the same representations and warranties given by the Underwriters to the Company as set forth in Section 7.

10.        Commission / Fees and Expenses

10.1                          Commissions of Global Coordinator. In consideration of the obligations undertaken herein by the Global Coordinator the Company covenants and agrees with the Global Coordinator to pay, in addition to its other obligations hereunder, the following commissions (the “Commissions”):

(a)               a base commission of 1.45% on the aggregate Offer Price for all Offered Shares (number of Offered Shares times Offer Price) for the managing, structuring and exercising the Offering;

(b)              an underwriting commission of 1.25% on the Global Coordinator’s underwriting commitment of CHF 55’137’120 (= CHF 689’214);

(c)               an incentive commission of 0.75% on the aggregate Offer Price for all Offered Shares (number of Offered Shares times Offer Price) at the sole discretion of the Company; and

(d)              a reimbursement commission of 0.25% on the aggregate Offer Price for all Offered Shares (number of Offered Shares times Offer Price) for banking system costs.

The Global Coordinator is authorized to set off the total amount of the Commissions (including those payable to InCentive) established at that time from the Company’s net proceeds and invoice the remaining amounts to the Company at a later time.

10.2                          Commission of InCentive. In consideration of the obligations undertaken herein by InCentive the Company covenants and agrees with InCentive to pay, in addition to its other obligations hereunder, an  underwriting commission of 1.25% on InCentive’s underwriting commitment of CHF 200’000’000 (= CHF 2’500’000).

10.3                          Fees and Expenses. The Company covenants and agrees with the Global Coordinator to pay, in addition to its other obligations hereunder, the following:

(a)               all expenses in connection with the preparation, printing and filing of the Offering Circular, listing publications and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters;

(b)              the costs and expenses of the Global Coordinator in connection with the preparation of materials for “road show” presentations to be made to existing shareholders and prospective investors (including, without limitation, costs for one accompanying banker and one sales representative of the Global Coordinator);

(c)               such expenses and listing fees as required in connection with the listing of the Offered Shares on the SWX and the admittance of the Preemptive Rights to trading at the SWX;

(d)              the documented out-of-pocket expenses reasonably incurred by the Global Coordinator in connection with the transaction contemplated by this Agreement;

(e)               the fees and disbursements of the international legal counsel up to USD 700,000 (including advice in connection with the Credit Facility, but not including advice and fees for security arrangements in connection with such Credit Facility, which, to the extent such advice and fees result in USD 700,000 being exceeded, shall be paid by the Company upon being provided with appropriate documentation thereof) and Swiss legal counsel up to USD 100,000 of the Global Coordinator in connection with the Offering, the Credit Facility and the security arrangements thereunder;

(f)                 the fees and expenses of its own outside legal counsel, including without limitation patent counsel to the Company, financial and other advisors in connection with the transactions contemplated herein;

(g)              the fees and expenses of the Company’s independent accountants for services rendered in connection with the transactions contemplated hereby;

(h)              costs and expenses in connection with the statement and/or recommendation to be obtained by the relevant takeover authorities; and

(i)                  all other costs and expenses incident to the performance of its obligations hereunder.

Such fees and expenses shall be payable upon request of the Global Coordinator as invoiced in accordance with the Mandate Agreement. The Global Coordinator is authorized to set off the total amount of such fees and expenses established at that time from the Company’s net proceeds (provided that it has agreed in writing with the Company in advance the amount of such set offs) and the fees payable to InCentive pursuant to Section 10.4 and invoice the remaining amounts to the Company at a later time.

All payments by the Company under this Agreement will be made without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature. If any such deduction or withholding is required by law in any jurisdiction to be made in connection with any such payment, the Company will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made.

10.4                          Fees and Expenses of InCentive. The Company covenants and agrees with InCentive to pay, in addition to its other obligations hereunder, CHF 250,000 for fees and expenses of InCentive incurred in connection with the transactions contemplated herein.

11.                                 Indemnification

11.1                          The Company (the “Indemnifying Party”) undertakes with each of InCentive and the Global Coordinator (for itself, its affiliated companies and on behalf of its employees, directors, officers, and such U.S. persons (if any) who control such Global Coordinator for the purposes of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each an “Indemnified Party”) that it will indemnify and hold harmless each Indemnified Party from and against any and all  losses, liabilities, costs, claims, damages, expenses or demands (including but not limited to, legal costs and expenses) (a “Loss”), joint or several, which that Indemnified Party may incur or which may be made against that Indemnified Party arising out of or in relation to or in connection with any  breach or alleged  breach of the representations and warranties of the Company set out in this Agreement or any untrue statement or alleged untrue statement of a material fact contained in the Offering Circular, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse each Indemnified Party on demand an amount equal to such Loss; provided, however, that with respect to both the Global Coordinator and InCentive this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information regarding the Global Coordinator or InCentive in its capacity as Underwriter furnished to the Company by the Global Coordinator expressly for use in the Offering Circular (or any amendment thereto); provided, further, however, that with respect to InCentive this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information regarding InCentive furnished to the Company by InCentive expressly for use in the Offering Circular (or any amendment thereto) . The amount paid or payable to an Indemnified Party as a result of a Loss shall include any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending such claim. This indemnity will be in addition to any liability which the Company may otherwise have.

Notwithstanding the foregoing, each of InCentive and the Global Coordinator agrees, severally and not jointly, that it will indemnify and hold harmless the Company, its employees, directors, and officers to the same extent as the Company will indemnify and hold harmless the Global Coordinator or InCentive as set out in this Section 11, but only with reference to the information furnished to the Company by each of  the Global Coordinator or InCentive, respectively, for use in the Offering Circular.

11.2                          If any action, claim or demand shall be brought or asserted against any Indemnified Party hereunder, and with respect to which indemnity may be sought hereunder, such Indemnified Party shall promptly notify the Indemnifying Party in writing and the Indemnifying Party shall assume the defence thereof, including the employment of legal advisers reasonably satisfactory to such Indemnified Party and payment of all  fees and expenses. Any Indemnified Party shall have the right to employ separate legal advisers in any such action and participate in the defence thereof, but the fees and expenses of such legal advisers shall be at the expense of such Indemnified Party unless (i) the employment of such legal advisers shall have been specifically authorized in writing by the Indemnifying Party, (ii) the Indemnifying Party shall have failed to assume the defence and employ legal advisers or (iii) the named persons to any such action include both such Indemnified Party and the Indemnifying Party and such Indemnified Party shall have been advised that there may be one or more legal defences available to it which are different from or additional to those available to the Indemnifying Party (in which case the Indemnifying Party shall not have the right to assume the defence on behalf of such Indemnified Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of legal advisers for all Indemnified Parties (in addition to any local counsel), and that all such  fees  and expenses shall be reimbursed  when they are incurred. In the case of any separate firm of legal advisers for the Indemnified Parties, such firm of legal advisers shall be designated by such Indemnified Party. The Indemnifying Party shall not be liable for any settlement of any such action effected without its written consent but, if settled with the written consent of the Indemnifying Party, the Indemnifying Party agrees to indemnify and hold harmless the Indemnified Party from and against any loss or liability by reason of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement included an unconditional release of such Indemnified Party from all liability on claims that are the subject of such proceeding.

12.        Conditions Precedent

The obligation of the Global Coordinator and of InCentive to subscribe, underwrite and to pay for the Offered Shares is subject to the following conditions precedent:

12.1                          Offering Circular. Upon the signing of this Agreement two copies of the Offering Circular shall have been delivered to the Global Coordinator and InCentive, duly signed by the Company.

12.2                          Comfort Letter. Immediately preceding the signing of this Agreement, on the Capital Increase Date and on the Settlement Date, there shall have been delivered to the Global Coordinator and InCentive letters, dated the date of this Agreement (or the date of the Offering Circulars), the Capital Increase Date and the Settlement Date, respectively, from PricewaterhouseCoopers AG, auditors to the Company, substantially in the forms set forth in Schedule 12.2.

12.3                          Officers’ Certificates. On and dated the date of this Agreement, the Capital Increase Date and the Settlement Date, there shall have been delivered to the Global Coordinator and InCentive an officer’s certificate of the Company in the form of Schedule 12.3, executed by two duly authorized officers of the Company, signed on behalf of the Company.

12.4                          Legal Opinions and Other Documents. On and dated the date of this Agreement (or the date of the Offering Circular), the Capital Increase Date and the Settlement Date, there shall have been delivered to the Global Coordinator and InCentive, each in the agreed form as attached in the Schedules 12.4 (a-f) hereto (provided that (d) and (e) are to be delivered only on the Settlement Date):

(a)   a disclosure letter and a legal opinion from Bär & Karrer, Swiss legal counsel to the Company;

(b)   a legal opinion from Lenz & Staehelin, Swiss legal counsel to the Global Coordinator;

(c)   a 10b-5 letter from Cleary Gottlieb, U.S. legal counsel to the Global Coordinator;

(d)         a legal opinion from Cleary Gottlieb, U.S. legal counsel to the Global Coordinator, regarding the exemption from registration under the Securities Act of the Offered Shares;

(e)          a legal opinion from Weil Gotshal & Manges, U.S. legal counsel to the Company, regarding, among other things, (i) the exemption from registration under the Securities Act of the Offered Shares, (ii) the statements contained in the Offering Circular under the caption “Taxation—United States Federal Income Tax Considerations”, insofar as they purport to describe U.S. federal statutes, rules and regulations, and subject to the limitations set forth therein, constitute a fair summary thereof, (iii) the legally valid, binding and enforceable status of the Restricted Deposit Agreement and (iv) “Description of Restricted American Depositary Receipts” sections of the Offering Circular;

(f)            a disclosure letter from Shook, Hardy & Bacon LLP, U.S. legal counsel to the Company; and

(g)         such other resolutions, consents authorities and documents relating to the offer and sale of the Offered Shares, as the Global Coordinator, on behalf of the Underwriters, may reasonably require.

12.5                          No Material Adverse Change. At the Capital Increase Date and the Settlement Date, there shall not have occurred any change, or any development or event involving a prospective change, in the business, condition (financial or other), properties, prospects or results of the operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Offering Circular, whether or not arising in the ordinary course of business, which, in the sole discretion of the Global Coordinator (after consultation, if practicable, with InCentive and the Company), is material and adverse and which makes it, in the sole discretion of the Global Coordinator (after consultation, if practicable, with InCentive and the Company), impracticable to or inadvisable to subscribe for and underwrite the Offered Shares on the terms and in the manner contemplated in the Offering Circular.

12.6                          SWX Listing. The listing of the Offered Shares on the SWX and the admittance of the Preemptive Rights to trading at the SWX shall have been granted.

12.7                          Termination of this Agreement. If any of the conditions set forth in this Section 12 is not satisfied on or prior to the Settlement Date, then the Global Coordinator shall have the right to terminate this Agreement in accordance with Section 13 and 14. The Global Coordinator, on behalf of the Underwriters, may at its discretion, however, waive compliance with the whole or any part of this Section.

13.        Termination

13.1                          Notwithstanding anything contained herein, the Global Coordinator, on behalf of the Underwriters, may, by notice to the Company, terminate this Agreement at any time on or prior to the Settlement Date in any of the following circumstances:

(a)               if there shall have come to the notice of the Underwriters any breach of, or any event rendering untrue or incorrect in any  respect, any of the warranties and representations contained in Section 5 or any  failure to perform any of the Company’s undertakings or agreements in this Agreement;

(b)              if any of the conditions precedent specified in Section 12 has not been satisfied or waived by the Global Coordinator; or

(c)               if, (A) (i) trading generally shall have been suspended or materially limited on or by the SWX, (ii) the relevant authorities shall have declared a general moratorium on commercial banking activities in Switzerland, the United Kingdom or the United Sates, (iii) there shall have occurred a general crisis in international exchange markets or (iv) there shall have occurred any  outbreak or  escalation of hostilities or any  act of terrorism involving the United States, the United Kingdom or Switzerland or the declaration by the United States, the United Kingdom or Switzerland of a national emergency or war or any change in financial markets or any calamity or crisis or any change or development involving a prospective change in national or international financial, political or economic conditions or currency exchange rates or exchange controls that, in the Global Coordinator’s judgment (after consultation, if practicable, with InCentive and the Company), is material and adverse or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, the United Kingdom or Switzerland and (B) in the case of any of the events specified in this Section 13.1(c)(A)(i) through (iv) such event, singly or together with any other such event, makes it, in the Global Coordinator’s sole judgment, impracticable or inadvisable to subscribe for and underwrite the Offered Shares on the terms and in the manner contemplated in the Offering Circular.

13.2                          Survival. Upon such notice being given on or prior to the Settlement Date, this Agreement shall terminate and be of no further effect and no party shall be under any liability to any other in respect of this Agreement, except for obligations and liabilities already incurred or accrued, and except that the Company shall remain liable as provided under Sections 10, 11 and 14(i) provided, however, that the Global Coordinator shall use its reasonable best efforts to transfer to a bank or other financial intermediary the administrative functions it is carrying out in connection with the execution of the transactions contemplated hereby.

14.        Effects of Termination on Offered Shares

14.1                          Event of Non-Completion. If there is a termination of this Agreement prior to the Settlement Date pursuant to Section 12.7 or 13 or if the delivery of the Offered Shares to the Global Coordinator is not completed on the Settlement Date or if the Offering contemplated herein is not consummated for any other reason (each an “Event of Non-Completion”) and the Capital Increase has occurred and been registered, then, unless the Company and the Global Coordinator otherwise agree in writing within ten calendar days after the Event on Non-Completion, the following shall apply:

(a)               The Company and InCentive shall cause to be held a shareholders’ meeting of the Company in which the shareholders of the Company shall resolve on a reduction of the registered issued share capital of the Company from CHF 354’919’350 to CHF 300’247’110 (the “Capital Reduction”) by cancellation of the Offered Shares against repayment of the Total Nominal Amount of the Offered Shares to the Underwriters. Prior to such shareholders’ meeting, the auditors of the Company shall confirm in writing, pursuant to Article 732 para. 2 of the Swiss Code of Obligations, that the claims of the Company’s creditors are covered notwithstanding the Capital Reduction. The Capital Reduction shall be effected in accordance with the provisions of Swiss statutory law, in particular Articles 732 ff. of the Swiss Code of Obligations and shall be consummated at the earliest date possible by entry in the Commercial Register. The proceeds of the Capital Reduction, being CHF 54’672’240 (such amount representing the aggregate par value of the Offered Shares) shall be in the form of a cash payment to be made to the Underwriters having subscribed for such Offered Shares as set forth in Section 1.2.

(b)              If (i) the Capital Reduction is not resolved within 40 business days after the Global Coordinator’s request, or (ii) the auditors of the Company have not provided the confirmation referred to in Section 14.1(a) prior to such shareholders’ meeting, or (iii) the Capital Reduction has not been recorded in the Commercial Register within 120 calendar days after the Global Coordinator having requested the Capital Reduction, or (iv) the Underwriters have not received the proceeds of the Capital Reduction within 120 calendar days after having requested the Capital Reduction and further provided the Company has not exercised its Call Option pursuant to Section 14.1(c) below and paid to the Underwriters the Total Nominal Amount plus costs and expenses as set out in Section 14.1(d)(ii), then the Global Coordinator and InCentive shall have the right, but no obligation, and always provided that the Capital Reduction has not yet occurred, to sell at their own discretion all or any number of the Offered Shares subscribed by them to a third party. If the aggregate proceeds of such sale exceed the Total Nominal Amount plus costs and expenses as set out in Section 14.1(d)(ii) (the “Surplus”), the Company shall be entitled to receive the Surplus.

(c)               Call Option. Before the occurrence of an event described in subsection (i) through (iv) of Section 14.1(b) and further provided that the Capital Reduction has not yet occurred and the Underwriters have not yet received the proceeds of such Capital Reduction, the Company shall have the right (the “Call Option”) to request in writing that the Global Coordinator and InCentive deliver the Offered Shares to an account specified by the Company against payment of a total of CHF 54’672’240 plus expenses as set out in Section 14.1(d)(ii).

(d)              Costs and Expenses. The Company shall bear:

(i)             all costs incidental to the Capital Reduction, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction;

(ii)          the costs of the Global Coordinator and InCentive incurred in connection with the Capital Reduction respectively the Call Option (including, but not limited, to (I) taxes, (II) default interest at the statutory rate of 5%, calculated on a 30/360 basis from the date of the Event of Non-Completion until the date of payment of proceeds to the Underwriters, and (III) reasonable out-of-pocket expenses of the Underwriters and their respective counsels).

(e)               If an Event of Non-Completion occurs after the registration of the Capital Increase and before the Settlement Date, the Global Coordinator, having paid the Total Nominal Amount of all the Offered Shares in accordance with Section 1.3(a), shall debit InCentive’s cash account no. 230-P0448910.0 (at UBS AG, Zurich, bank clearing no. 230) in the amount of the nominal value of each Offered Share subscribed for by InCentive and deliver in return the respective number of Offered Shares into InCentive’s share deposit no. 230-P0448910.0 (at UBS AG, Zurich, bank clearing no. 230).

The Company further undertakes to indemnify the Global Coordinator and InCentive for, and to hold the Global Coordinator and InCentive harmless from, any costs, expenses, third party claims and liabilities, actual or contingent, that may be incurred by or made against the Global Coordinator, InCentive or any third party in connection with the Capital Reduction.

14.2                          If an Event of Non-Completion occurs after the Global Coordinator having deposited the Total Nominal Amount but before registration of the Capital Increase, the Company shall procure that the Total Nominal Amount plus accrued interest, if any, on such amount, while deposited with ZKB is refunded to the Global Coordinator upon first demand as soon as possible.

15.         Notices

Any notice or communication under or in connection with this Agreement shall be in writing and shall be delivered personally or sent by mail or facsimile transmission:

to the Company at:

Centerpulse Ltd.

Andreasstrasse 15

CH-8050 Zürich

Attn.:                Christian Stambach/Marcel Bauckhage

Facsimile:         +41 1 306 96 97

to InCentive at:

InCentive Capital AG

c/o InCentive Asset Management AG

Tödistrasse 36

CH-8002 Zürich

Attn.:                      René Braginsky / Thomas Wyler

Facsimile:               +41 1 205 93 05

to the Global Coordinator at:

UBS Warburg

Europastrasse 1

CH-8152 Ofpikon

Attn.:                      CFCM Legal

Facsimile:               +41 1 239 48 09

16.         Changes and Amendments to This Agreement

Changes and amendments to this Agreement, including this Section 16 will only be valid if made in writing and signed by each of the Company, InCentive and the Global Coordinator.

17.         Applicable Law and Jurisdiction

17.1                          Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of Switzerland.

17.2                          Jurisdiction. Each of the Company, InCentive and the Global Coordinator hereby agrees to the venue of Zurich 1 and irrevocably submits to the non-exclusive jurisdiction of the Commercial Court of the Canton of Zurich (Handelsgericht Zürich), with reserve of appeals to the Swiss Federal Supreme Court (Schweizerisches Bundesgericht) to settle any disputes which may arise out of or in connection with this Agreement or the transactions contemplated thereby. Irrespective of the foregoing, the Underwriters shall have the right to initiate legal proceedings against the Company before any other court in which any suit, action or other proceedings of any type whatsoever has been brought against any of the Underwriters.

So Agreed as of September 27, 2002:

The Company:

Centerpulse Ltd.

By:	/s/ Marcel Bauckhage	By:	/s/ Christian Stambach
Name: Marcel Bauckhage		Name: Christian Stambach
Title Head Corporate Treasury		Title: VP. Head Legal & Compliance

InCentive:

InCentive Capital AG

By Proxy
By:	/s/ Thomas Wyler	By:	/s/ Romeo Cerutti
Name: Thomas Wyler		Name: Romeo Cerutti
Title		Title:

The Global Coordinator:

UBS AG acting through its business group UBS Warburg

By:	/s/ [Illegible]	By:	/s/ David M. [Illegible]
Name: [Illegible]		Name: David M. [Illegible]
Title		Title:

EXHIBIT A

Form of Investor Letter

[Form of Exercising US QIB Investor Letter]

[Letterhead of eligible US Investor]

[Date]

Centerpulse Ltd.

Andreasstrasse 15

8050 Zurich

Switzerland

Attention: Dr. Christian Stambach

Facsimile No.: +41 / 1 / 306 96 97

UBS Warburg LLC, Stamford

Attention:  Dennis Kelly

Fax: +1 203 719 8303

Please also fax copies:

UBS AG

8098 Zurich

Switzerland

Attention: Florence Andermatt, ONJ7/OP8E – Emissionen Schweiz

Facsimile No.: +41 / 1 / 235 23 44

To whom it may concern

Re:  Purchase of                  shares, nominal value of CHF 30 each (“Shares”), of Centerpulse Ltd in the form of restricted American depositary shares (“Restricted ADSs”) pursuant to the exercise of                  preemptive rights

Dear Sirs,

In connection with our purchase of             Shares pursuant to the exercise of             pre-emptive rights, we hereby represent, agree and acknowledge as follows:

1.             We are the beneficial owner of the pre-emptive rights that we are exercising and acknowledge that the Shares issuable upon exercise will be issued in the form of Restricted ADSs and will remain in the form of restricted ADSs for so long as the securities are “restricted securities” under Rule 144 of the Securities Act of 1933 as amended (the “Securities Act”).  Accordingly, we hereby instruct that such Shares be transferred to Citibank N.A. — Zurich Branch as custodian for Citibank, N.A., depositary for the Restricted ADS facility.  The Restricted ADSs to which we are we entitled should be issued and delivered as follows:

Registration Name:

Address:

Physical ADSs to be delivered by Citibank, N.A. to:

Name of Custodian Bank:

Address:

Contact Name:

Tel. No.:

Tax ID number:

2.             We hereby authorize and therefore expressly release from Swiss banking secrecy any Depotbank, nominee, custodian or other financial intermediary through which we hold our Shares to provide the Company and UBS AG with a copy of this letter and such information regarding our identity and holding of Shares (including pertinent account information and details of our identity and contact information) as is necessary or appropriate to facilitate our exercise of our preemptive rights.

3.             We understand that the Restricted ADSs and the restricted shares represented hereby are not being and will not be registered under the Securities Act, are being offered and sold to us in a transaction that is exempt from the registration requirements of the Securities Act and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

4.             We have has not taken up the Restricted ADSs as a result of any general solicitation or general advertising, including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio or television; or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

5.             We have received a copy of the Offering Circular dated 29 September, 2002 (the “Offering Circular”) relating to the Restricted ADSs, and we agree that we have held and will hold the Offering Circular in confidence, it being understood that the Offering Circular received by us is solely for our use and is not to be redistributed or duplicated by us; in making any purchase of Restricted ADSs, we are relying only on the Offering Circular and not on any other information or representation concerning the Company; we agree that no person responsible for the Offering Circular or any part of it will have any liability for any such information.

6.             We confirm that we are a qualified institutional buyer (as defined in Rule 144A under the Securities Act).

7.             We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Restricted ADSs, and we are able to bear the economic risk of investment in the Restricted ADSs.

8.             We are acquiring the Restricted ADSs for our own account and not with a view to any distribution of the Restricted ADSs, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

9.             We understand that the Restricted ADSs will be delivered to us in certificated form and each certificate will bear a legend substantially to the following effect:

“THE RESTRICTED ADSs EVIDENCED HEREBY AND THE RESTRICTED SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION.  THE RESTRICTED ADSs MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR DELIVERED EXCEPT (A) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.”

and that such certificates will be reissued without the foregoing legend only in the event of a disposition of the Restricted ADSs in accordance with the provisions of paragraph 10 below (save in the case where the Restricted ADSs remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act (“Rule 144(a)(3)”) following the transaction).

10.           We agree that in the event that at some future time we wish to dispose of any of the Restricted ADSs, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and we certify that either:

(a)           we have transferred, or will have transferred, the Restricted ADSs evidenced by the Restricted ADR in a transaction exempt from the registration requirements of the Securities Act under Rule 144(e) or Rule 144(k) (a “Rule 144 Transaction”) and enclose therewith an opinion of counsel reasonably satisfactory to the ADS depositary (the “Depositary”) and the Company which states that the transfer is exempt from the registration requirements of the Securities Act and that the American Depositary Shares to be issued upon transfer are freely transferable; or

(b)           we have transferred, or will have transferred, the Restricted ADSs evidenced by the Restricted ADR in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act (a “Reg S Transaction”); or

(c)           we have transferred, or will have transferred, the Restricted ADSs evidenced by the Restricted ADR in a transaction exempt from the registration requirements of the Securities Act other than a Rule 144 Transaction or a Reg S Transaction and enclose therewith an opinion of counsel reasonably satisfactory to the Depositary and the Company which states that the transfer is exempt from the registration requirements of the Securities Act.

11.           We understand that, so long as the Restricted ADSs remain “restricted securities” within the meaning of Rule 144(a)(3), we may request cancellation of Restricted ADSs in exchange for the Shares only if  we certify to the Company that either:

(a)           we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Shares represented thereby in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or

(b)           we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Shares evidenced thereby in a transaction exempt from registration pursuant to Rule 144(e) or Rule 144(k) under the Securities Act, provided that in connection with such transfer, we have delivered or will deliver an opinion of U.S. counsel reasonably satisfactory to the Depositary and the Company to the effect that the transfer is exempt from the registration requirements of the Securities Act.

12.           We expect to receive from the Company a certain number of Restricted ADSs each representing one-tenth (0.1) of one Share.  For the express benefit of the Depositary and with the intention that the Depositary rely hereon, we confirm and agree that:

(a)           we understand that the Restricted ADSs to be delivered to it will be issued under the terms of the Restricted Deposit Agreement (as defined in the Offering Circular);

(b)           we agree to be bound by the terms of the Restricted Deposit Agreement and by the terms of the legend set forth therein; and

(c)           we understand and agree that the Restricted ADSs delivered to us are not identical to or fungible with the ADSs issued under the terms of the Deposit Agreement and as such, they may not, so long as such Restricted ADS are issued pursuant to the Restricted Deposit Agreement, be entitled to all the rights and benefits of holders of ADRs under the Deposit Agreement (the “Deposit Agreement”) that are not restricted ADRs.

If you have any questions on how to complete this form, please contact Dennis Kelly at UBS Warburg, Stamford (Tel. No. +1 203 719 7636) or Florence Andermatt at UBS AG, Zurich (Tel. No. +41 / 1 / 235 23 44).

Very truly yours,

[Name of Investor]

By
(Authorized Officer)
Name:
Contact Tel.:

Please return this letter to:

UBS Warburg

Florence Andermatt

Fax: +41 / 1 / 235 23 44

The Company

Dr. Christian Stambach

Fax: +41 / 1 / 306 96 97

AND

Citibank, N.A.

ADR Department

111 Wall Street, 20th Floor

New York, NY 10021

Attention: Mark Gherzo

[Form of Exercising US QIB Investor Letter]

[Letterhead of eligible US Investor]

[Date]

Centerpulse Ltd.

Andreasstrasse 15

8050 Zurich

Switzerland

Attention: Dr. Christian Stambach

Facsimile No.: +41 / 1 / 306 96 97

UBS Warburg LLC, Stamford

Attention:  Dennis Kelly

Fax: +1 203 719 8303

Please also fax copies:

UBS AG

8098 Zurich

Switzerland

Attention: Florence Andermatt, ONJ7/OP8E – Emissionen Schweiz

Facsimile No.: +41 / 1 / 235 23 44

To whom it may concern

Re:  Purchase of             shares, nominal value of CHF 30 each (“Shares”), of Centerpulse Ltd in the form of restricted American depositary shares (“Restricted ADSs”) pursuant to the exercise of            preemptive rights

IF THE EXERCISING HOLDER IS EXERCISING RIGHTS IN RESPECT OF CENTREPULSE UNRESTRICTED ADRS HELD BY IT. NOTICE OF EXERCISE AND PAYMENT AMOUNTS (IN U.S.DOLLARS) MUST BE SENT TO CITIBANK, N.A. VIA (A) FAX (FAX. NUMBER (212) 825 53 98) BY 3:00 P.M. (NEW YORK TIME), FRIDAY, OCTOBER 4, 2002 AND (B) OVERNIGHT COURIER, HAND DELIVERY, OR MAIL TO THE ADDRESS AT THE END OF THIS LETTER.  PLEASE CONTACT CITIBANK, N.A. AT MARK GHERZO, 212 / 657 14 03, TO OBTAIN THE APPROPRIATE ADS EXERCISE FORMS. FAILIURE TO MEET THIS DEADLINE WILL RESULT IN THE RIGHTS BEING SOLD BY CITIBANK, N.A. AND THE PROCEEDS, IF ANY, BEING CREDITED TO YOUR ACCOUNT.

Dear Sirs,

In connection with our purchase of              Shares pursuant to the exercise of              pre-emptive rights, we hereby represent, agree and acknowledge as follows:

1.                                                 existing American Depositary Shares (“ADSs”) representing                                                  existing Ordinary Shares issued under the Deposit Agreement, dated July 14, 1997, by and among the Company, Citibank, N.A. and the holders from time to time of ADRs issued thereunder, are held on our behalf by

(1)

and the relevant account details for such beneficial holder and contact details for such holder’s custodian are as follows:

; and

we wish to take up our preemptive rights with respect to                                      existing Ordinary Shares represented by our ADSs.

2.             We are the beneficial owner of the pre-emptive rights that we are exercising and acknowledge that the Shares issuable upon exercise will be issued in the form of Restricted ADSs and will remain in the form of restricted ADSs for so long as the securities are “restricted securities” under Rule 144 of the Securities Act of 1933 as amended (the “Securities Act”).  Accordingly, we hereby instruct that such Shares be transferred to Citibank N.A. – Zurich Branch as custodian for Citibank, N.A., depositary for the Restricted ADS facility.  The Restricted ADSs to which we are we entitled should be issued and delivered as follows:

Registration Name:

Address:

Physical restricted ADSs to be delivered by Citibank, N.A. to:

Name of registered holder:

Address:

Contact Name:

Tel. No.:

Fax No.:

Tax ID letter:

(1) Insert (i) name of applicable custodian(s), including name and participant number of DTC participants through which  you as benficial holder hold ADSs, (ii) a contact person at the DTC participant and contact details and (iii) any other information relating to any intervening custodians between the DTC participant and you necessary to enable Citibank to identify your ADS holdings, or if relvant, the name of the registered holder. If registered in more than one name, provide a separate Schedule A, which identifies for preceding sentence.

3.             We hereby authorize and therefore expressly release from Swiss banking secrecy any Depotbank, nominee, custodian or other financial intermediary through which we hold our Shares to provide the Company and UBS AG with a copy of this letter and such information regarding our identity and holding of Shares (including pertinent account information and details of our identity and contact information) as is necessary or appropriate to facilitate our exercise of our preemptive rights.

4.             We understand that the Restricted ADSs and the restricted shares represented hereby are not being and will not be registered under the Securities Act, are being offered and sold to us in a transaction that is exempt from the registration requirements of the Securities Act and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act.

5.             We have not taken up the Restricted ADSs as a result of any general solicitation or general advertising, including advertisements, articles, notices, or other communications published in any newspaper, magazine or similar media or broadcast over radio or television; or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

6.             We have received a copy of the Offering Circular dated 27 September, 2002 (the “Offering Circular”) relating to the Restricted ADSs, and we agree that we have held and will hold the Offering Circular in confidence, it being understood that the Offering Circular received by us is solely for our use and is not to be redistributed or duplicated by us; in making any purchase of Restricted ADSs, we are relying only on the Offering Circular and not on any other information or representation concerning the Company; we agree that no person responsible for the Offering Circular or any part of it will have any liability for any such information.

7.             We confirm that we are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).

8.             We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Restricted ADSs, and we are able to bear the economic risk of investment in the Restricted ADSs.

9.             We are acquiring the Restricted ADSs for our own account and not with a view to any distribution of the Restricted ADSs, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

10.           We understand that the Restricted ADSs will be delivered to us in certificated form and each certificate will bear a legend substantially to the following effect:

“THE RESTRICTED ADSs EVIDENCED HEREBY AND THE RESTRICTED SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY JURISDICTION.  THE RESTRICTED ADSs MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED OR

DELIVERED EXCEPT (A) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), OR (C) PURSUANT TO ANOTHER EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS.”

and that such certificates will be reissued without the foregoing legend only in the event of a disposition of the Restricted ADSs in accordance with the provisions of paragraph 10 below (save in the case where the Restricted ADSs remain “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act (“Rule 144(a)(3)”) following the transaction).

11.           We agree that in the event that at some future time we wish to dispose of any of the Restricted ADSs, we will not do so unless such disposition is made in accordance with any applicable securities laws of any state of the United States and we certify that either:

(a)           we have transferred, or will have transferred, the Restricted ADSs evidenced by the Restricted ADR in a transaction exempt from the registration requirements of the Securities Act under Rule 144(e) or Rule 144(k) (a “Rule 144 Transaction”) and enclose therewith an opinion of counsel reasonably satisfactory to the ADS depositary (the “Depositary”) and the Company which states that the transfer is exempt from the registration requirements of the Securities Act and that the American Depositary Shares to be issued upon transfer are freely transferable; or

(b)           we have transferred, or will have transferred, the Restricted ADSs evidenced by the Restricted ADR in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act (a “Reg S Transaction”); or

(c)           we have transferred, or will have transferred, the Restricted ADSs evidenced by the Restricted ADR in a transaction exempt from the registration requirements of the Securities Act other than a Rule 144 Transaction or a Reg S Transaction and enclose therewith an opinion of counsel reasonably satisfactory to the Depositary and the Company which states that the transfer is exempt from the registration requirements of the Securities Act.

12.           We understand that, so long as the Restricted ADSs remain “restricted securities” within the meaning of Rule 144(a)(3), we may request cancellation of Restricted ADSs in exchange for the Shares only if  we certify to the Depositary and the Company that either:

(a)           we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Shares represented thereby in an offshore transaction in accordance with Rule 904 of Regulation S under the Securities Act; or

(b)           we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the Restricted ADSs or the Shares evidenced thereby in a transaction exempt from registration pursuant to Rule 144(e) or Rule 144(k) under the Securities Act, provided that in connection with such transfer, we have delivered or will deliver an opinion of U.S. counsel reasonably satisfactory to the Depositary and the Company to the effect that the transfer is exempt from the registration requirements of the Securities Act.

13.           We expect to receive from the Company a certain number of Restricted ADSs each representing one-tenth (0.1) of one Share.  For the express benefit of the Depositary and with the intention that the Depositary rely hereon, we confirm and agree that:

(a)           we understand that the Restricted ADSs to be delivered to it will be issued under the terms of the Restricted Deposit Agreement (as defined in the Offering Circular);

(b)           we agree to be bound by the terms of the Restricted Deposit Agreement and by the terms of the legend set forth therein; and

(c)           we understand and agree that the Restricted ADSs delivered to us are not identical to or fungible with the ADSs issued under the terms of the Deposit Agreement and as such, they may not, so long as such Restricted ADS are issued pursuant to the Restricted Deposit Agreement, be entitled to all the rights and benefits of holders of ADRs under the Deposit Agreement that are not restricted ADRs.

If you have any questions on how to complete this form, please contact Dennis Kelly at UBS Warburg, Stamford (Tel. No. +1 203 719 7636) or Florence Andermatt at UBS AG, Zurich (Tel. No. +41 / 1 / 235 23 44).

Very truly yours,

[Name of Investor]

By
(Authorized Officer)
Name:
Contact Tel.:

Please return this letter to:

UBS AG

Florence Andermatt

ONJ7/OP8E Emissionen Schweiz

Fax: +41 / 1 / 235 23 44

The Company

Dr. Christian Stambach

Fax: +41 / 1 / 306 96 97

AND

Citibank, N.A.

ADR Department

111 Wall Street, 20th Floor

New York, NY 10021

Attention: Mark Gherzo

SCHEDULE 1.2

Form of Subscription forms

ZEICHNUNGSSCHEIN

Bezugnehmend auf die uns bekannten Statuten der Centerpulse AG mit Sitz in Zürich (insbesondere deren Artikel 3b in der Fassung gemäss Beschluss der ordentlichen Generalversammlung vom 17. Mai 2002), auf den Beschluss des Verwaltungsrates dieser Gesellschaft vom 27. September 2002 betreffend eine genehmigte Kapitalerhöhung um CHF [ • ] sowie auf den Emissionsprospekt (“Offering and Listing Circular”) vom 29. September 2002 zeichnen wir hiermit

[ • ] Namenaktien zu je CHF 30.– Nennwert

zum Gesamtausgabepreis von CHF [ • ] und verpflichten uns bedingungslos, eine dem Ausgabebetrag entsprechende Einlage zu leisten.

Diese Zeichnung bleibt verbindlich bis zum [ • ] 2002.

[Zürich], den [ • ]

UBS AG [ / InCentive Investment (Jersey) Ltd ]:

SCHEDULE 3.1

Form of Letter to SWX

(Letterhead of Centerpulse Ltd.)

SWX Swiss Exchange

Admission Board

Selnaustrasse 30

P.O. Box

8021 Zurich

Zurich, October •, 2002

Declaration addressed to the Admission Board of the SWX Swiss Exchange

Ladies and Gentlemen:

Centerpulse Ltd., Zurich, as issuer and applicant for the

• new registered shares Centerpulse Ltd. with nominal value of CHF 30 each, out of a capital increase in the ratio 1 new for • old registered shares with nominal value of CHF 30 each

(Security no. 654485 / ISIN CH006544859)

declares herewith that it has instructed UBS AG, acting through its business group UBS Warburg, as Global Co-ordinator for this issue and as its representative, recognized by the SWX Swiss Exchange (the “SWX”), to apply for the listing (the “Listing”) on the SWX in accordance with the Listing Rules of the SWX (“Listing Rules”). In this connection, Centerpulse Ltd. declares that:

1.               the responsible bodies of Centerpulse Ltd. are in agreement with the Listing;

2.               the prospectus and the Listing notice are complete pursuant to the Listing Rules;

3.               there has been no material deterioration of its assets and liabilities, financial position, profits and losses and prospects since publication of the prospectus;

4.               it is in agreement with the disclosure obligations pursuant to Chapter IV and the system of sanctions pursuant to Chapter VII of the Listing Rules and is prepared to subject itself to the procedures and decisions of the Appeals Court pursuant to Art. 83 of the Listing Rules;

5.               it bears the costs for the Listing according to the regulations of the SWX.

Yours faithfully,

Centerpulse Ltd.

SCHEDULE 5(a).1

Copies of this Offering Circular are available free of charge in Switzerland at the offices of UBS Warburg, Corporate Finance and Capital Markets Legal Services, at Europastrasse 1, CH-8152 Opfikon, Switzerland (Tel.:  +41 1 239 4703, Fax:  +41 1 239 2111, E-mail: swiss-prospectus@ubsw.com).

SCHEDULE 5(a).2

Management

Board of Directors

René Braginsky                          53             Member                           2002                         2005

René Braginsky: René Braginsky is the chief executive officer and delegate of the board of directors of InCentive Capital AG, which is the Company’s largest shareholder. He was Director of the Institutional Investors division of Bank Sal. Oppenheim jr. & Cie (Schweiz) AG between 1980 and 1999. Before that, he worked for three years at Bank Vontobel. In 1969, he started his financial career in the brokerage department of Union Bank of Switzerland, where he spent seven years and worked in Paris, London, New York and Houston. Mr. Braginsky co-founded InCentive Investment AG in 1985.

Major Shareholders

As of September 24, InCentive Capital AG (Baarerstrasse 8, 6301 Zug, Switzerland) held, through its wholly-owned subsidiary InCentive Investment (Jersey) Ltd. (Lister House, The Parade, St.Helier, Jersey), 1,173,934 registered shares of the Company (corresponding to 11.73% of the Company’s registered issued share capital). In addition to this shareholding, InCentive Capital AG, through InCentive Investment (Jersey) Ltd., held as of that date call options covering 478,000 registered shares of the Company (corresponding to 4.78% of the Company’s registered issued share capital) and had granted put options covering 111,000 registered shares of the Company (corresponding to 1.11% of the Company’s registered issued share capital).

Mr. René Braginsky, who is a member of the Company’s Board of Directors (see “Management—Board of Directors”), serves as delegate of the board of directors and chief executive officer of InCentive Capital AG and owns 20% of that company’s share capital. He also owns 100% of the share capital of InCentive Asset Management Ltd., which acts as investment manager for InCentive Capital AG and for its subsidiary InCentive Investment (Jersey) Ltd.

SCHEDULE 12.2

Form of Comfort Letter

September 27, 2002

Centerpulse Ltd.

Andreasstrasse 15

CH — 8050 Zürich

Switzerland

and

UBS AG, acting through its business group UBS Warburg

Europastrasse 1

CH-8152 Opfikon

Switzerland

as representative

of the several underwriters

RE: Offering of shares (the “Shares”) with a nominal value of CHF 30 of Centerpulse Ltd. inside the United States

Ladies and Gentlemen:

We have audited the consolidated financial statements of Centerpulse Ltd. (formerly Sulzer Medica Ltd.) (the “Company”) and subsidiaries (the “Group”) as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in the offering circular of 1,822,408 Shares with a nominal value of CHF 30 of the Company.  Our report with respect thereto is also included in the offering circular.  The offering circular dated September 29, 2002 is herein referred to as the Offering Circular.  We have audited the financial statements Sulzer Medica Ltd. (Parent Company) as of and for the year ended December 31, 2001, included in the Offering Circular.  Our report with respect thereto is also included in the Offering Circular.   We have reviewed the unaudited condensed consolidated financial statements of the Group as of June 30, 2002 and for the six-month period ended June 30, 2002, included in the Offering Circular.  Our report with respect thereto (which contains a going concern explanatory paragraph that describes the Group’s substantial working capital deficit arising from its obligations under a settlement agreement for which it had not obtained unconditional long-term financing, discussed in note 11 to the unaudited condensed consolidated financial statements) is also included in the Offering Circular.

This letter is being furnished in reliance upon your representation to us that:

(a)  You are knowledgeable  with respect to  the due diligence  review process  that would be performed if  this placement of securities were being registered pursuant to the Securities Act of 1933 (the Act).

(b)  In connection  with  the offering  of Shares, the  review process you  have performed is substantially  consistent with the due  diligence review  process that  you would have  performed if this placement  of securities  were being registered  pursuant to the Act.

In connection with the Offering Circular:

1.   We are independent certified public accountants with respect to the Company under Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants, and its rulings and interpretations, and within the meaning of the Swiss legislation including the listing rules of the SWX Swiss Exchange.

2.   In our opinion, the consolidated financial statements comply as to form in all material respects with the listing rules of the SWX Swiss Exchange.

3.   We have not audited any financial statements of the Group as of any date or for any period subsequent to December 31, 2001; although we have conducted  an audit for the year  ended  December 31, 2001,  the purpose (and therefore the scope) of the audit was  to enable us to express an opinion on the consolidated financial statements as of   December 31, 2001 and for the year then ended, but not on the financial statements for any interim period within that year.   Therefore, we are unable to and do not express any opinion on the unaudited condensed consolidated balance sheet as of June 30, 2002 and  the  unaudited  condensed  consolidated statements  of  income,   of  shareholders’ equity and of  cash  flows  for the six-month periods ended  June 30, 2002 and 2001 included in the Offering Circular,  or on the financial position, results of operations, or cash flows as of any date or for any period  subsequent to December  31, 2001.

4.   For purposes of this letter we have read the 2002 minutes of the meetings of the shareholders, the Board of Directors, the Corporate Governance Committee, the Finance and Audit Committee and the Management Development and Compensation Committee of the Group as set forth in the minute books as of September 27, 2002, officials of the Company having advised us that the minutes of all such meetings through  that date were  set forth  therein (except for the  minutes of the  September 27, 2002 Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions  taken at such  meeting),  and have carried out other procedures to September 25, 2002 (our work did not extend  to the period from September 26, 2002  to  September 27, 2002, inclusive), as follows:

With respect to the period from  July 1, 2002 to  August 31, 2002, we have:

(i)  read the unaudited consolidated financial data  of the  Group for July and August of both 2002 and 2001, furnished us by the Company, officials  of the Company having  advised us that no  such financial data as of any date or for any period subsequent to  August 31, 2002, were available; and

(ii)  inquired of  certain officials of the  Company who have responsibility for financial and accounting  matters whether the  unaudited financial  data referred  to in (i)  is  stated on a  basis substantially consistent  with   that   of  the   audited   consolidated financial statements included in the Offering Circular.

The foregoing procedures do not constitute an audit conducted in accordance with generally accepted auditing standards, auditing standards promulgated by the Swiss profession or with the International Standards on Auditing issued by the International Federation of Accountants (IFAC).   Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph.  Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

5.   Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:

(i) at  August 31, 2002, there  was any  change in capital stock or increase  in  long-term  debt of  the  Group as compared with amounts shown on the  June 30, 2002 unaudited condensed consolidated balance  sheet included in  the Offering Circular,  or (ii) for the period from July 1, 2002 to  August 31, 2002,  there was any decrease, as compared to the corresponding  period  in the  preceding year,  in total consolidated net sales, except that the unaudited consolidated balance sheet as of August 31, 2002, which we were furnished by the Company, showed an increase from June 30, 2002, in capital stock as follows (amounts shown in CHF thousands):

Capital Stock
June 30, 2002	300,247
August 31, 2002	300,319

6.   As mentioned in 4, Company officials have advised us that no consolidated financial data as of any date or for any period subsequent to August 31, 2002, are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after August 31, 2002, have, of necessity, been even more limited than those with respect to the periods referred to in 4.  We have inquired of certain officials of the Company who have responsibility for financial and accounting matters whether (i) at September 25, 2002 there was any change in the capital stock or increase in long-term debt of the Group as compared with amounts shown on the June 30, 2002 unaudited condensed consolidated balance sheet included in the Offering Circular or (ii) for the period from July 1, 2002 to September 25, 2002, there was any decrease, as compared with the corresponding period in the preceding year, in total consolidated net sales.   On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change, except as described in the following sentence. We have been informed by officials of the Company that there continues to be an increase in capital stock as follows (amounts shown in CHF thousands):

Capital Stock
June 30, 2002	300,247
September 25, 2002	300,697

7.    For purposes of this letter, we have also read the items identified by you in Appendix 1, which includes copies of certain pages of the Offering Circular, and have performed the following procedures, which were applied as indicated with respect to the symbols explained below:

(A)     We compared the amount or percentage with a corresponding amount or percentage included in the Group’s consolidated financial statements included in the Offering Circular, and found such amounts or percentages to be in agreement after giving effect to aggregation or rounding, if applicable.  However, we make no comment with respect to classification or reasons given for changes between periods, where applicable.

(B)                  We recomputed the amount, percentage or ratio based on the corresponding amount, percentage or ratio in the Group’s consolidated financial statements included in the Offering Circular and found them to be in agreement after giving effect to aggregation or rounding, if applicable.  However, we make no comment with respect to classification or reasons given for changes between periods, where applicable.

(C)                  We compared or recomputed the corresponding amount, percentage or ratio with the corresponding amount, percentage or ratio included in or derived from the Group’s accounting records based on such accounting records and found it to be in agreement after giving effect to aggregation or rounding, if applicable.  However, we make no comment with respect to classification or reasons given for changes between periods, where applicable.

(D)                 We recomputed the amount based on the related amounts in a schedule prepared by the Group from its accounting records, giving effect to rounding where applicable.  We a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and b) determined that the schedule was mathematically accurate. However, we make no comment with respect to classification or reasons given for changes between periods, where applicable.

(E)      With respect to research and development expenditures, we compared or recomputed the amount to the corresponding amount in the Group’s audited consolidated financial statements included in the Offering Circular and found them to be in agreement after giving effect to aggregation or rounding. However, we make no comment as to the nature or classification of such expenditures.

(F)                   With respect to “EBITDA”, we compared EBITDA to calculations provided by the Group and found them to be in agreement after giving effect to aggregation and rounding.  We compared the calculations to the description of EBITDA included in the footnotes to the Summary Financial Data and found them to be in agreement.  We compared and agreed the amounts used in the calculations to the Group’s consolidated financial statements included in the Offering Circular, or to amounts included in or derived from the Group’s accounting records, as applicable.  However, we make no comment as to the appropriateness of the Group’s definition of EBITDA.

(G)      [Tickmark reference not used]

(H)      We compared the amount or percentage with a corresponding amount or percentage included in the Group’s unaudited condensed consolidated financial statements included in the Offering Circular, and found such amounts or percentages to be in agreement after giving effect to aggregation or rounding, if applicable.  However, we make no comment with respect to classification or reasons given for changes between periods, where applicable.

(I)       We recomputed the amount, percentage or ratio based on the corresponding amount, percentage or ratio in the Group’s unaudited condensed consolidated financial statements included in the Offering Circular and found them to be in agreement after giving effect to aggregation or rounding, if applicable.  However, we make no comment with respect to classification or reasons given for changes between periods, where applicable.

(J)       With respect to research and development expenditures, we compared or recomputed the amount to the corresponding amount in the Group’s unaudited condensed consolidated financial statements included in the Offering Circular and found them to be in agreement after giving effect to aggregation or rounding. However, we make no comment as to the nature or classification of such expenditures.

(K)      With respect to “EBITDA”, we compared EBITDA to calculations provided by the Company and found them to be in agreement after giving effect to aggregation and rounding.  We compared the calculations to the description of EBITDA included in the footnotes to the Summary Financial Data and found them to be in agreement.  We compared and agreed the amounts used in the calculations to the Group’s unaudited consolidated condensed financial statements included in the Offering Circular, or to amounts included in or derived from the Group’s accounting records, as applicable.  However, we make no comment as to the appropriateness of the Company’s definition of EBITDA.

(L)      For the Capitalization Table we compared the amounts and numbers of shares listed under the caption “Actual” with the corresponding amount in the Group’s unaudited consolidated condensed financial statements included in the Offering Circular and found them to be in agreement after giving effect to aggregation or rounding, if applicable.  We compared the amounts and numbers of shares listed under the caption “As Adjusted,” adjusted for the issuance of the securities to be offered by means of the Offering Circular and for the proposed use of the proceeds thereof, as described under “Use of Proceeds,” with the amounts and numbers of shares shown under the caption “As Adjusted” and found such amounts and numbers of shares to be in agreement. However, we make no comments regarding the reasonableness of the “Use of Proceeds” or whether such use will actually take place.

8.   The procedures enumerated in paragraph 7 do not constitute an audit conducted in accordance with generally accepted auditing standards, auditing standards promulgated by the Swiss profession or with the International Standards on Auditing issued by the International Federation of Accountants (IFAC). Accordingly, we make no representations regarding the sufficiency of the foregoing procedures for your purposes.

9.   It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in paragraph 7; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Offering Circular and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

10.   This letter is solely for the information of the addressees and to assist UBS AG, acting through its business group UBS Warburg, as representative of the several underwriters, in conducting and documenting its investigation of the affairs of the Company in connection with the offering of the Shares covered by the Offering Circular, and it is not to be used, circulated, quoted, or otherwise referred to for any other purpose, including but not limited to the registration, purchase or sale of securities, nor is it to be filed with or  referred to  in  whole or  in part  in the  Offering Circular  or any other document, except that reference may be made to it in the Underwriting Agreement or  in any list of closing  documents pertaining to the offering of the securities covered by the Offering Circular.

11.  This letter is intended for use within the United States in connection with the offering or sale of Shares. It is not to be used in any other jurisdiction whatsoever.

Yours very truly,

PricewaterhouseCoopers Ltd.

R. Rausenberger	St. Haag

Appendix 1

Copies of certain pages of the Offering Circular

SCHEDULE 12.3

Form of Officers’ Certificate

Officer’s Certificate

[On the Letterhead of Centerpulse Ltd.]

UBS AG, acting through its business group UBS Warburg

Europastrasse 1

CH-8152 Zurich- Opfikon

InCentive Capital AG

Baarerstrasse 8

CH-6300 Zug

[ • ], 2002

Dear Sirs

CENTERPULSE LTD.
Offering of • Registered Shares of Centerpulse Ltd. (the “Offering”)

We refer to the underwriting and subscription agreement entered into between Centerpulse Ltd. (“Centerpulse”), UBS AG, acting through its business group UBS Warburg (“UBS Warburg”), and InCentive Capital AG (“InCentive”) (UBS Warburg and InCentive are together referred to as the “Underwriters”), dated September 27, 2002 (the “Underwriting Agreement”).

Capitalised terms used in this Certificate shall have the same meaning as set forth in the Underwriting Agreement.

The undersigned, Dr. Max Link and Urs Kamber, hereby certify that they are the authorized signatories of Centerpulse, and that as such, they are authorized to execute and deliver this Certificate on behalf of Centerpulse and, with reference to the Underwriting Agreement, further certify, represent and warrant on behalf of Centerpulse as follows:

1.                             The representations and warranties of Centerpulse contained in the Underwriting Agreement, which relate to Centerpulse and its subsidiaries, continue to be true as of the date of this Officer’s Certificate.

2.                             Centerpulse has not sustained since the date of the latest audited financial statements included in the Offering Circular any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labour dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Circular, and since the respective dates as of which information is given in the Offering Circular, there has not been any change in the registered issued share capital of Centerpulse, or the incurring of any new third-party financial debt outside of the ordinary course of business, taken as a whole, or any material adverse change, or any development or event involving a prospective material adverse change in or affecting the business, management, consolidated financial condition, shareholders’ equity, properties, prospects  or results of operations of Centerpulse and its subsidiaries, taken as a whole, otherwise than as set forth in the Offering Circular.

Yours faithfully,

Centerpulse Ltd.

(Dr. Max Link, CEO Centerpulse Ltd.)	(Urs Kamber, CFO Centerpulse Ltd.)

SCHEDULE 12.4(a)

Form of Disclosure Letter and Form of Legal Opinion from Bär & Karrer

UBS AG, acting through

its business group UBS Warburg

Europastrasse 1

CH-8152 Opfikon

on behalf of the Underwriters

named in the Underwriting

Agreement

Zurich, 29 September 2002

32287/166//X1035517

Ladies and Gentlemen,

We are acting as Swiss legal counsel to Centerpulse AG, a Swiss company limited by shares (the “Company”), in connection with an offering by the Company in accordance with the offering circular dated 29 September 2002 (the “Offering Circular”) relating to a share capital increase by way of an offering of preemptive rights to subscribe for registered shares with a nominal value of CHF 30 each (the “Offering”). This letter is furnished to you pursuant to Section 12.4(a) of the subscription and underwriting agreement dated 27 September 2002 between the Company, UBS AG and Incentive Capital AG (the “Underwriting Agreement”). Capitalized terms used herein and not otherwise defined have the meaning assigned to such terms in the Offering Circular.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Offering Circular are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering

Circular, and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

In the course of our acting as counsel to the Company in connection with the Company’s preparation of the Offering Circular, we participated in conferences and telephone conversations with directors, officers and other representatives of the Company, representatives of U.S. counsel to the Company, representatives of the Company’s independent auditors, representatives of the underwriters and representatives of Swiss and U.S. counsels to the underwriters, during which conferences and conversations the contents of the Offering Circular were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

Based on our participation in such conferences and conversations, our review of such records and documents as described above, a disclosure letter of Weil, Gotshal & Manges as U.S. counsel to the Company with respect to matters addressed to therein, and attached as annex hereto, and the experience we have gained in our legal practice, we advise you that no information has come to our attention which leads us to believe that the Offering Circular (except the financial statements and schedules and other financial data as well as matters relating to Implant Litigation in North America included therein, as to which we express no view) as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We are furnishing this letter to you solely for your benefit in connection with the Offering. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Yours faithfully,

BÄR & KARRER

Draft of
September 27, 2002

Form of WGM Disclosure Letter

(subject to Opinion Committee Review)

September [28], 2002

Bär & Karrer

Seefeldstrasse 19

CH-8024 Zurich

Switzerland

Dear Sirs:

We have acted as special counsel to Centerpulse Ltd. (the “Company”) in connection with the preparation of the Offering Circular, dated September [28], 2002, (the “Offering Circular”) relating to the capital increase by way of a rights offering (the “Offering”) of shares with a nominal value of CHF 30 each of the Company.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Offering Circular and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this letter that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

This letter is based upon information that we gained in the course of the services described herein, considered in the light of our understanding of the Securities Act of 1933, as amended (the “Securities Act”), and the experience we have gained under the Securities Act through our practice in the field.  In evaluating the laws of Switzerland, we have relied upon, and subject to the qualifications set forth therein, the opinion of Bär & Karrer, Swiss counsel to the Company dated today and delivered to UBS AG (“UBS”) on behalf of the Underwriters named in the Subscription and Underwriting Agreement (the “Underwriting Agreement”) among Centerpulse Ltd., UBS, and InCentive Captial AG, dated September 27, 2002 with respect to a share capital increase by way of an offering of preemptive rights to subscribe for shares with nominal value of CHF 30 each.  We are providing this letter to you solely for the purpose of your rendering a disclosure letter to UBS on behalf of the Underwriters named in the Underwriting Agreement.

We have participated in conferences with directors, officers and other representatives of the Company, representatives of Bär & Karrer, representatives of the Company’s independent auditors, representatives of the underwriters and representatives of Swiss and US counsel to underwriters at which the Offering Circular was discussed, and, although we have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular no facts have come to our attention that have led us to believe that the Offering Circular, as of the date hereof, contains an untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading (it being understood that we express no view with respect to the financial statements and related notes and the other financial, statistical and accounting data included in the Offering Circular or excluded therefrom).

This letter is rendered solely for your benefit in connection with the transactions described herein.  This letter may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

UBS AG, acting through

its business group UBS Warburg

Europastrasse 1

CH-8152 Opfikon

on behalf of the Underwriters

named in the Underwriting

Agreement

Zurich, 29 September 2002

Ladies and Gentlemen,

We have acted as Swiss counsel to Centerpulse AG, a Swiss company limited by shares (the “Company”), in connection with an offering by the Company pursuant to an offering circular dated 29 September 2002 (the “Offering Circular”) relating to a share capital increase by way of an offering of preemptive rights to subscribe for registered shares with a nominal value of CHF 30 each (the “Offering”). This letter is furnished to you pursuant to Section 12.4(a) of the subscription and underwriting agreement dated 27 September 2002 between the Company, UBS AG and Incentive Capital AG (the “Underwriting Agreement”).

Capitalized terms used and not defined herein are used herein as defined in the Underwriting Agreement.

I.              Documents examined

In arriving at the opinions under Section III below we have examined the following documents:

(a)           Copies of the following certified extracts from the respective commercial registers:

•                  for the Company dated 26 September 2002;

•                  for Centerpulse Management AG dated 26 September 2002, Sulzer Ortopedics Ltd dated 26 September 2002, Sulzer Orthopedics (Switzerland) Ltd dated 26 September 2002, Sulzer Cardiovascular AG dated 26 September 2002 (the “Subsidiaries”).

(b)                                Copies of the articles of association of the Company and the Subsidiaries in their latest versions as confirmed by the respective commerical registers as of 27 September 2002 (in relation to the Company) and 26 September 2002 (in relation to the Subsidiaries).

(c)                                 Copy of the Company’s organisational rules as approved by a board resolution as of 28 August 2002, together with the duly signed minutes of this board meeting.

(d)                                Copies of the share registers of each of the Subsidiaries dated 26 September 2002.

(e)                                 Minutes of the resolutions taken at the shareholders’ meeting of the Company as of 17 May 2002.

(f)                                   Copies of the following resolutions of the board of directors (Verwaltungsrat) of the Company authorizing, inter alia, the Offering and the signing of the Agreement:

•                 resolutions of the board of directors of the Company dated 12 September 2002;

•                 resolutions of the board of directors of the Company dated 27 September 2002.

(g)                                Copy of the Offering Circular dated 29 September 2002.

(h)                                Copy of the decision of the SWX Swiss Exchange dated 26 September 2002 on the listing and admission of the Company’s Offered Shares for trading on the main board (Hauptsegment) of the SWX Swiss Exchange and the admission for trading of the Preemptive Rights at the SWX Swiss Exchange (the “Admission Decision”).

(i)                                    Copy of the following executed agreements (collectively referred to as the “Agreements”):

•                  the Underwriting Agreement;

•                  a copy of a draft marked as PBWT DRAFT – 9/18/02 of the restricted deposit agreement, to be dated as of 9 October 2002 (the “Restricted Deposit Agreement”) among the Company, Citibank N.A. as depositary, and the owners and beneficial owners from time to time of restricted American Depositary Receipts representing Restrited ADSs.

(h)                                 Confirmations in writing by the Company’s Head Legal and Compliance International and the Head Treasury dated 27 September 2002 to the effect that the Company’s fiscal year corresponds to the calendar year and that neither the Company nor the Subsidiaries have received from the debt collection office a threat of bankruptcy (“Konkursandrohung”).

II.            Assumptions

In rendering this Opinion, we have assumed:

(a)                        the genuineness of all signatures, and factual information given in connection with the Agreements submitted to us;

(b)                       the authenticity of any agreements, certificates, instruments and documents submitted to us as originals;

(c)                        the conformity to the originals of any agreements, certificates, instruments and documents submitted to us as copies;

(d)                       due execution and delivery of the Agreements by the parties thereto other than the Company by persons with the requisite signing authority conferred upon them in accordance with applicable law, the respective articles of association and any internal regulations of each such party to such Agreements;

(e)                        that all representations made and warranties given by any parties to the Agreements submitted to us are true and accurate as to matters of fact;

(f)                          that the data contained in the copies of the extracts of the commercial registers, articles of association and share registers enumerated under Section I. (a), (b) and (c) above respectively is still true and correct;

(g)                       that the sale and offering of the Offered Shares will be conducted in the manner as described in the Offering Circular and the Agreements;

(h)                       that  any conditions under the Admission Decision have been or will be duly met by the parties concerned;

(i)                           the respective parties to the Agreements other than the Company have the capacity, power and authority to execute, deliver and perform such agreements;

(j)                           that all authorizations, approvals, consents, licenses, exemptions and other requirements, other than those required by Swiss law, for the legality, validity and enforceability of the Agreements have been duly obtained prior to the signing of such agreements and are and will remain in full force and effect and that any related conditions to which the parties thereto are subject have been satisfied.

III.                                 Opinion

Based on the foregoing assumptions and subject to the qualifications set out under Section IV hereinafter, we are of the opinion that:

(a)                                each of the Company and the Subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of Switzerland and has the corporate power and authority to own its property, hold subsidiaries and transact business in Switzerland as described in the Offering Circular; neither the Company nor any of the Subsidiaries have received a threat of bankruptcy (“Konkursandrohung”) from the debt collection office;

(b)                               the issued and outstanding nominal share capital of the Company conforms as to legal matters to the description thereof contained in the Offering Circular, and all of the issued shares of capital stock of the Company have been duly and validly authorised and issued, and are fully paid and non-assessable;

(c)                                if and when the Board of Directors of the Company will have resolved to implement the capital increase relating to the Offering and the registration of the capital increase will have been made with the commercial register, the Company’s share capital will be validly increased and the Offered Shares will be validly issued;

(d)                               the offering and the sale of the Offered Shares and the execution and performance by the Company of its obligations under the Agreements will not result in any violation by the Company of (i) Swiss law or (ii) the Company’s articles of association or organizational rules;

(e)                                each of the Agreements has been duly authorized and insofar as Swiss law governs the formalities of execution and delivery thereof, executed and delivered by the Company, and the Underwriting Agreement, which is governed by Swiss law, constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms;

(f)                                  all approvals, authorizations, consents or registrations of or with any court or governmental agency or self-regulatory body required under Swiss law for the issue and sale of the Offered Shares and the trading of the Preemptive Rights have been obtained or made;

(g)                               the Offering Circular contains all information items (headings) required by and is in accordance with applicable Swiss law and the listing rules of the SWX Swiss Exchange;

(h)                               the Company’s agreement to the choice of Swiss law as the law governing the Underwriting Agreement is valid and binding and would be upheld by the Swiss courts, and the submission of the Company to the non-exclusive jurisdiction of the Commercial Court of the Canton of Zurich (Handelsgericht Zürich) and the jurisdiction of any other court in which any suit, action or other proceedings arising out of or in connection with the Underwriting Agreement has been brought against any of the Underwriters is valid and legally binding on the Company and would be upheld by the Swiss courts;

(i)                                   under the present laws of Switzerland, cash dividends and other cash distributions declared and payable in Swiss francs may be converted into any other convertible currency in Switzerland and except for certain restrictions with respect to certain jurisdictions subject to international and national sanctions such as e.g. Iraq may be transferred from Switzerland and, except as set forth in the Offering Circular, all cash dividends to holders of Shares and ADSs who are non-residents of Switzerland will not be subject to Swiss income, withholding or other taxes and are otherwise free and clear of any other tax, duty, withholding or deduction in Switzerland and may be paid without the necessity of obtaining any governmental authorization or further approval of the SWX Swiss Exchange;

(j)                                   the statements in the Offering Circular under the captions “The Company” — Incorporation, Company Name and Registered Office/Past Corporate Events/Business Purpose”/Fiscal Year/Subsidiaries and Shareholdings” (“Subsidiaries and Shareholdings” only with respect to the Subsidiaries as defined herein), “Taxation – Taxation of Investments in Shares in Switzerland” and “Share Capital and Shares”, in each case insofar as such statements purport to summarize statutory or regulatory provisions of Swiss law or the Company’s articles of association or organisational rules or the Subsidiaries’ articles of association referred to therein, fairly summarize the matters referred to therein in all material respects and insofar are true and correct in all material respects and not misleading;

(k)                        other than as described in the Offering Circular (and other than as borne by the Company), no ad valorem stamp duty, stamp tax, stamp duty reserve tax or issue, documentary, certification or other similar tax is payable to any government department or other taxing authority of or in Switzerland in connection with the allocation of the Preemptive Rights, the sale and delivery by the Company of the Offered Shares to or for the respective account of the Global Coordinator or the sale and delivery by the Global Coordinator of the Offered Shares to the initial purchasers thereof.

IV.                                Qualifications

The above opinions are subject to the following qualifications:

(a)                                We are members of the Zurich Bar and do not hold ourselves to be experts in any laws other than the laws of Switzerland. Accordingly, our Opinion is confined to Swiss law and in particular the legal position of the Company under Swiss law.

(b)                       Our Opinion is based on the Assumptions under Section II hereinbefore and confined to our review of the documents referred to under Section I above and Swiss law as existing and interpreted at the date of this Opinion. We do not opine as to any facts or circumstances occurring or coming to our attention subsequent to the date hereof.

(c)                        Our Opinion is subject to the fact that the nature and enforcement of obligations may be affected by lapse of time, failure to take action or laws (including, without limitation, laws relating to bankruptcy, fraudulent transfer, insolvency, liquidation, receivership, moratorium, reorganization and reconstruction) and defenses generally relating to or affecting creditors’ rights and to the general equity principles including the abuse of rights.

(d)                       Enforceability may be also limited with respect to the indemnification and contribution undertaking provided by the Company which might apply if a court considers the act of the indemnified person as being willful or grossly negligent.

(e)                        Our Opinion is further subject to the qualification that the indemnification and contribution obligations of the Company under the Underwriting Agreement are subject to (A) Art. 678 and 680 of the Swiss Code of Obligations (“CO”), which provisions prohibit the repayment to the Company’s shareholders (or to third parties affiliated to a shareholder) of (a) the capital surplus (agio) and (b) the nominal share capital of the Company; and (B) public policy considerations in connection with Art. 20 and Art. 21 CO and Art. 2 para. 2 of the Swiss Civil Code as well as other general principles of equity. In view of these provisions, a holding company may not redeem its paid-in share capital and general reserves in the amount of one fifth of the paid-in share capital. It is controversial, however, to what extent the prohibitions and limitations expressed above also apply to indemnities given in connection with an underwriting and it is our best belief that courts would not apply the above rules to payments under the aforementioned indemnities that are made out of the Company’s unrestricted capital surplus. If the courts were, however, to apply these rules, certain undertakings and indemnities of the Company may not be enforceable against the Company.

(f)                          We express no opinion on the conformity of the Offering, the sale of the Offered Shares and the execution and performance by the Company of its obligations under the Agreements with the principle of equal treatment as a matter of Swiss law.

(g)                       In this Opinion, Swiss legal concepts are expressed in English terms and not in their original Swiss terms. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. This Opinion may, therefore, only be relied upon subject to the reservation that any issues of interpretation or liability arising hereunder will be governed by Swiss law and be brought before a Swiss court.

(h)                       Our Opinion is subject to the following general qualifications:

(a)                        no opinion is expressed as to the accuracy of the representations and warranties on facts set out in the documents reviewed or the factual background assumed therein except as expressly otherwise stated elsewhere in this opinion letter;

(b)                       for enforcement proceedings in Switzerland a judgment expressed in a currency other than Swiss Francs will have to be converted into Swiss Francs;

(c)                        the transmission of judicial documents, including service of process, in a manner other than provided by the Hague Convention on Signification and Notification Abroad of Judicial and Extrajudicial Acts in Civil or Commercial Matters of November 15, 1965 could be held invalid by a court in Switzerland despite a Swiss party having consented to such service and notification; and the enforceability of a foreign judgment rendered against the Company is subject to the limitations set forth in (a) the Lugano Convention on Jurisdiction and Enforcement of Judgments in Civil and Commercial Matters of September 16, 1988, (b) such other treaties to which Switzerland is bound and (c) the Swiss Federal Act on Private International law.

This Opinion is rendered solely to the persons to whom it is addressed for the purpose of the transaction described herein. This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose and may only be relied upon on condition that it shall be governed by and construed in accordance with the laws of Switzerland. It may not be used, circulated, quoted, referred to or relied upon by any person other than the persons to whom it is addressed nor for any other purpose without our prior written consent in each instance.

Yours faithfully,

BÄR & KARRER

SCHEDULE 12.4(b)

Form of Legal Opinion from Lenz & Staehelin

Confidential

UBS AG acting through its business group UBS Warburg

Europastrasse 1

CH - 8152 Opfikon

Switzerland

(the “Global Coordinator”)

on behalf of the Underwriters

named in the Underwriting Agreement

Zurich, September [•], 2002 [October [•], 2002]

Centerpulse Ltd. / Capital Increase with Rights Offering (the “Offering”)

Ladies and Gentlemen:

We have acted as Swiss counsel for the Global Coordinator in connection with the Offering of Centerpulse Ltd. (the “Company”) as described further in the Subscription and Underwriting Agreement and the Offering Circular (as defined below). Capitalized terms used and not defined herein are used herein as defined in the Subscription and Underwriting Agreement (as defined below).

1.                                      For the purposes of this opinion below we have examined and relied on the following documents:

(i)                                     a copy of an extract from the commercial register of the Canton of Zurich (the “Commercial Register”) regarding the Company dated [in the 1st Opinion: September 26, 2002 [in the 2nd Opinion: October [•], 2002] [in der 3rd Opinion: October [•], 2002(the “Register Extract”);

(ii)                                  a copy of the articles of association (Statuten) of the Company dated May 17, 2002 shown on the Register Extract as being the most recent articles of association filed with the Commercial Register [2nd and 3rd Opinion: a copy of the articles of association (Statuten) of the Company dated October [•], 2002 shown on the Register Extract as being the most recent articles of association filed with the Commercial Register] (the “Articles of Association”), and a copy of the organizational regulations (Organisationsreglement) of the Company (the “Organizational Regulations”) along with a copy of the resolution of the Company’s Board of Directors dated August 22, 2002 approving the Organizational Regulations;

(iii)                               a copy of (a) the notarized deed dated May 17, 2002 regarding the resolutions of the shareholders meeting of the Company with respect to the creation of authorized share capital (genehmigtes Aktienkapital) (the “Shareholders Meeting’s Resolution”), (b) the resolutions of the Board of Directors dated September 27, 2002 regarding the increase of the share capital from CHF 300’247’110 by CHF [•] to CHF [•] (the “Capital Increase”) (Erhöhungsbeschluss) and (c) of the resolution of the Board dated September 27, 2002 regarding the approval of the Subscription and Underwriting Agreement (as defined below) and the authorization for execution, [in the 2nd and 3rd  Opinion and (d) of the notarized deed dated October [9], 2002 of the Board of Directors of the Company regarding the implementation of the Capital Increase (Feststellungsbeschluss) and (e) of the subscription forms signed by the Global Coordinators and InCentive Capital AG (“InCentive”), respectively];

(iv)                              a copy of the Offering and Listing Circular dated September [•], 2002 (the “Offering Circular”);

(v)                                a signed copy of the subscription and underwriting agreement dated September 27, 2002( the “Subscription and Underwriting Agreement”);

(vi)                             copies of excerpts from the relevant commercial registers regarding (a) Centerpulse Management Ltd., Zurich, (b) Sulzer Orthopedics Ltd., Baar, (c) Centerpulse Orthopedics (Switzerland) Ltd, Münsingen, and (d) Sulzer Cardiovascular Ltd., Baar (together the “Swiss Subsidiaries”), each dated September 26, 2002, and copies of the articles of associations of each of the Swiss Subsidiaries shown on the relevant register extract as being the most recent articles of association filed with such relevant commercial register;

(vii)                          a copy of the letter by the SWX Admission Board of the SWX Swiss Exchange addressed to UBS Warburg dated September 26, 2002 in relation to the admission of the Preemptive Rights to trading and the listing of the Offered Shares on the SWX Swiss Exchange (the “SWX Letter”)].

2.                                      In rendering this opinion, we have assumed:

(i)                                    the genuineness of all signatures;

(ii)                                 the authenticity of all agreements, certificates, instruments and documents submitted to us as originals;

(iii)                              the completeness of and conformity to the originals of all agreements, certificates, instruments and documents submitted to us as copies;

(iv)                             the valid existence of each of the parties to the Subscription and Underwriting Agreement under any applicable law (other than the Company);

(v)                                the Offering to be conducted in the manner as described in the Offering Circular and the Subscription and Underwriting Agreement;

(vi)                             the performance of any obligations under the Subscription and Underwriting Agreement, being required to be performed in any jurisdiction outside Switzerland, not to be illegal or unenforceable by virtue of the laws of such jurisdiction;

(vii)                          the due authorization of the Subscription and Underwriting Agreement and any other documents or instruments by the parties thereto (other than the Company) and the due execution of the Subscription and Underwriting Agreement and any other documents or instruments by the parties thereto by persons who were duly authorized by each party to the Subscription and Underwriting Agreement;

(viii                           the conditions under the SWX Letter having been, or to be duly met by the parties concerned;

(ix)                               each of the Swiss Subsidiaries being a direct or indirect wholly owned subsidiary of the Company;

(x)                                  the Shareholders Meeting’s Resolutions not being challenged by a dissenting shareholder in court pursuant to Art. 706 et seq. of the Swiss Code of Obligations (CO).

We have not investigated any representations or warranties made by the parties pursuant to the Subscription and Underwriting Agreement and any statements setting forth in the Offering Circular, except to the extent that such representations and warranties and statements are explicitly covered by the opinion expressed below.

3.                                      Based on the foregoing and subject to the qualifications set out herein, we are of the opinion that:

(i)                                     The Company and each of the Swiss Subsidiaries is a stock corporation (Aktiengesellschaft) validly existing under the laws of Switzerland and has the corporate power and authority under its articles of association and, with respect to the Company the Organizational Regulations, to own its properties and to conduct its business in the manner described in the Offering Circular.

(ii)                                  [in the 1st Legal Opinion: Upon the resolution of the Board of Directors of the Company regarding the implementation of the Capital Increase and the registration of the Capital Increase with the Commercial Register, the Company’s share capital will be validly increased and the Offered Shares validly issued.]

[in the 2nd and 3rd Legal Opinion: The Offered Shares have been validly issued and conform to the description of the Offered Shares in the Offering Circular.]

(iii)                               Under the Articles of Association and the Organization Regulations, the Company has the corporate power to enter into the Subscription and Underwriting Agreement.

(iv)                              The Subscription and Underwriting Agreement have been duly authorized by the Company. Except for the capital reduction to be resolved by a shareholders’ meeting in an Event of Non-Completion (as defined in the Subscription and Underwriting Agreement), no further authorization by any shareholders’ meeting of the Company is required in connection with the execution, delivery and performance of the Agreement.

(v)                                 The obligations of the Company under the Subscription and Underwriting Agreement are valid and legally binding and are enforceable in accordance with their respective terms against the Company.

(vi)                              The execution, delivery and performance by the Company of its obligations under the Subscription and Underwriting Agreement does not violate any provisions of the Articles of Association and the Organizational Regulations.

(vii)                                                  The statements set forth in the Offering Circular under the captions (a) “The Company” with respect to “Incorporation, Company Name and Registered Office”, “Past Corporate Events”, “Business Purpose”, “Fiscal Year”, “Subsidiaries and shareholdings” with respect to the Swiss Subsidiaries, (b) “Share Capital and Shares”, with respect to “Share Capital Structure”, “Form of Shares”, Transfer of Shares”, “Shareholders’ Meetings, “Preemptive Rights”, Borrowing Power”, “Conflict of Interest”, “Repurchase of Shares” with respect to the first paragraph, “Notices”, “Duration and Liquidation”, “Mandatory Bid Rules”, “Notification and Disclosure of Major Share Interests”, and (c) “Taxation” with respect to “Taxation of Investments in Shares in Switzerland”, to the extent that such statements relate to matters of Swiss law or the Articles of Association or of the Organizational Regulations, are true and correct in all material respects and not misleading.

(ix)                                The Offering Circular contains all the information items (headings) required by and is in accordance with Art. 652a CO and the listing rules of the SWX Swiss Exchange in relation to the contents of a offering and listing circular for shares, and pursuant to the SWX Letter, subject to the conditions (Auflagen) set forth therein, the Preemptive Rights have been admitted to trading, and the Offered Shares approved for listing on the SWX Swiss Exchange.

(x)                                   The Company’s agreement to the choice of Swiss law as the law governing the Subscription and Underwriting Agreement is valid and binding and would be upheld by the Swiss courts, and the submission of the Company to the non-exclusive jurisdiction of the Commercial Court of the Canton of Zurich (Handelsgericht Zürich) and the jurisdiction of any other court in which any suit, action or other proceedings arising out of or in connection with the Subscription and Underwriting Agreement has been brought against any of the Underwriters (as defined in the Subscription and Underwriting Agreement) is valid and legally binding on the Company in Switzerland and would be upheld by the Swiss courts.

4.                                      The foregoing opinions are subject to the following qualifications:

(i)                                    We express no opinion with respect to any laws other than the laws of Switzerland in effect on the date hereof.

(ii)                                 Enforceability of the Subscription and Underwriting Agreement may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights in general.

Enforceability may further be limited to the indemnification undertaking provided by the Company if a court considers that the indemnified person has acted willfully or by gross negligence (as set out in Art. 100 CO).

(iii)                              Specific performance of the parties’ obligations under the Subscription and Underwriting Agreement may not be available in all instances but only damages upon proof of the damage suffered.

(iv)                             The indemnities given by the Company to the Global Coordinator (and InCentive, and similar obligations of the Company pursuant to the Subscription and Underwriting Agreement, may not be enforceable due to mandatory provisions of Swiss company law (Art. 678 and Art. 680 (2) CO) prohibiting the repayment of the paid-in share capital to shareholders.

(v)                                The Company’s obligation to conduct a capital reduction in an Event of Non-Completion (as defined in the Subscription and Underwriting Agreement) may not be valid, binding and enforceable due to mandatory provisions of Swiss company law as such obligation might be beyond the corporate powers of the Company given that such capital reduction has to be resolved by a shareholders meeting.

(vi)                             The Company’s obligation to purchase the Offered Shares from the Global Coordinator (and InCentive) in an Event of Non-Completion (as defined in the Subscription and Underwriting Agreement) is subject to Article 659 (1) CO pursuant to which a company is only allowed to purchase its own shares to the extent it has freely disposable equity (frei verwendbares Eigenkapital) in the amount of the purchase price of such shares and if the total nominal value of the purchased shares does not exceed 10% of the nominal share capital of the company acquiring own shares and (ii) Article 680 (2) CO pursuant to which the shareholders may not reclaim the amount paid in.

(vii)                          Following the prevailing view in Switzerland, preemptive rights (Bezugsrechte) not exercised by existing shareholders have to be used by the Company’s Board of Directors in the interest of the Company and in compliance with the equal treatment rules of Swiss company law. To the extent that the allocation of Offered Shares for which Preemptive Rights are not exercised in the Offering to the Global Coordinator and InCentive is not in the interest of the Company or violates the equal treatment rules of Swiss company law, the Board of Directors may become liable for damages.

(viii)                       The non-granting of Preemptive Rights and the subsequent non-allocation of Offered Shares to shareholders of the Company who are not allocated Preemptive Rights or Offered Shares in the Offering due to applicable foreign securities laws prohibiting such allocation may violate the equal treatment rules and the provisions regarding preemptive rights of Swiss company law, and as a consequence thereof, the Board of Director may become liable for the damages caused to such shareholders.

(ix)                               The Company’s obligation regarding the clear market provision set forth in the Subscription and Underwriting Agreement may not be valid, binding and enforceable due to mandatory provisions of Swiss company law as such obligation might be beyond the corporate powers of the Company given that the issue of new shares and the creation of authorized and/or conditional share capital has to be resolved by a shareholders meeting.

(x)                                  While under the Swiss Federal Withholding Tax Act as interpreted and applied at present the Company is not required to make any deduction for Swiss Withholding Tax (Verrechnungssteuer) on any payments which it is, or may be required to make under the Subscription and Underwriting Agreement, we cannot exclude the risk, that in view of Section 14 of the Swiss Withholding Tax Act the undertakings of the Company to make all payments without deduction of Swiss Withholding Tax and to gross-up its payments accordingly, may be considered unenforceable in case that at any time such payments should become subject to any Swiss Withholding Tax requirement.

(xi)                               The enforceability of a foreign judgement (if any) rendered against the Company is subject to the limitations set forth in the Lugano Convention on Jurisdiction and Enforcement of Judgements in Civil and Commercial Matters of September 16, 1988, such other treaties to which Switzerland is bound, and the Swiss Federal Act on Private International Law (Bundesgesetz über das internationale Privatrecht).

(xii)                            We express no opinion on the correctness or completeness of the Offering Circular other than as expressly set forth above.

(xiii)                         in the 1st Legal Opinion: The due and timely registration of the Capital Increase as provided for in the Subscription and Underwriting Agreement inter alia depends on the proceedings before the Commercial Register, and no assurance can be given that the registration of the Capital Increase will occur on October [10], 2002 before 8:00 CET as provided for in the Subscription and Underwriting Agreement. Further, it has to be noted that according to the SWX Letter, the extract from the Commercial Register evidencing the registration of the Capital Increase has to be delivered to the SWX on October 9, 16.00 at the latest.

This opinion is solely addressed to you and solely in connection with the transactions contemplated by the Subscription and Underwriting Agreement. This opinion is not to be used, circulated, quoted, relied on, or otherwise referred to for any other purpose without our prior written consent.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Yours sincerely,

Lenz & Staehelin

Patrick Schleiffer

SCHEDULE 12.4(c)

Form of 10b-5 Letter from Cleary, Gottlieb, Steen & Hamilton

Writer’s Direct Dial:  +44 207 614 2226

September 29, 2002

UBS AG, acting through

its business group UBS Warburg

As Representative of the several Underwriters

Europastrasse 1

CH-8152 Opfikon

Zurich, Switzerland

Ladies and Gentlemen:

We have acted as U.S. counsel to you in connection with the offering by Centerpulse AG, a company limited by shares (Aktiengesellschaft), incorporated with limited liability under the laws of Switzerland (the “Company”), pursuant to an offering circular dated September 29, 2002 (the “Offering Circular”) of rights to subscribe for common shares, par value CHF 30 per share (the “Offering”).  This letter is furnished to you pursuant to Section 12.4(c) of the underwriting agreement dated September 27, 2002  among the Company, UBS Warburg and InCentive Capital AG.

Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or statistical information, and because many determinations involved in the preparation of the Offering Circular are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion letter to you of even date herewith, we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Circular and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements.

However, in the course of our acting as counsel to you in connection with the Company’s preparation of the Offering Circular, we participated in conferences and telephone conversations with representatives of the Company, representatives of Swiss counsel to the Company, representatives of U.S. counsel to the Company, representatives of independent public accountants for the Company, representatives of Swiss counsel to you and your representatives, during which conferences and conversations the contents of the Offering Circular were discussed, and we reviewed certain corporate records and documents furnished to us by the Company.

Based on our participation in such conferences and conversations and our review of such records and documents as described above, our understanding of the U.S. federal securities laws and the experience we have gained in our practice thereunder, we advise you that no information has come to our attention that causes us to believe that the Offering Circular (except the financial statements and schedules and other financial data included therein, as to which we express no view), as of the date thereof or hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

We are furnishing this letter to you, as Representative of the several Underwriters, solely for the benefit of the Underwriters in connection with the Offering.  This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By
Ashar Qureshi, a Partner

SCHEDULE 12.4(d)

Form of Opinion from Cleary, Gottlieb, Steen & Hamilton

Writer’s Direct Dial:  +44 207 614 2226

September 29, 2002

UBS AG, acting through

its business group UBS Warburg

As Representative of the several Underwriters

Europastrasse 1

CH-8152 Opfikon

Zurich, Switzerland

We have acted as U.S. counsel to UBS Warburg in connection with the offering by Centerpulse AG, a company limited by shares (Aktiengesellschaft), incorporated with limited liability under the laws of Switzerland (the “Company”), pursuant to an offering circular dated September 29, 2002 (the “Offering Circular”), of rights to subscribe for common shares, par value CHF 30 per share (such rights, the “Rights”, such shares, the “Shares”, and such offering, the “Offering”).  This letter is furnished to you pursuant to Section 12.4(d) of the underwriting agreement dated September 27, 2002 among the Company, UBS Warburg and InCentive Capital AG (the “Underwriting Agreement”).

It is our opinion that no registration of the Rights or the Shares under the U.S. Securities Act of 1933 is required for the issuance of the Rights and the initial offer and sale of the Shares by UBS Warburg in the manner contemplated by the Underwriting Agreement.  In rendering the foregoing opinion, we have assumed the accuracy of the representations and warranties, and compliance with the agreements, contained in the Underwriting Agreement.

We are furnishing this letter to you, as Representative of the several Underwriters, solely for the benefit of the Underwriters in connection with the Offering.  This letter is not to be used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours,

CLEARY, GOTTLIEB, STEEN & HAMILTON

By
Ashar Qureshi, a Partner

Subscription and Underwriting Agreement re: Centerpulse Ltd. dated as of September 27, 2002

SCHEDULE 12.4(e)

Form of Legal Opinion from Weil, Gotshal & Manges

Draft of

September 27, 2002

Form of WGM legal opinion
(subject to opinion committee review)

September 27, 2002

UBS AG,

acting through its business group UBS Warburg

on behalf of the Underwriters named

in the Underwriting Agreement defined below

2 Finsbury Avenue

London

EC2M 2PP

Ladies and Gentlemen:

We have acted as special United States counsel to Centerpulse Ltd. (the “Company”) in connection with its rights offering (the “Rights Offering”) of [registered] shares of the Company with a nominal value of CHF 30 each (the “Shares”) to be delivered in the form of Shares or restricted American Depositary Shares (“Restricted ADSs”), each Restricted ADS representing         Shares pursuant to the Subscription and Underwriting Agreement dated September 27, 2002 (the “Underwriting Agreement”), among the Company, UBS AG and InCentive Capital AG.  The Restricted ADSs are to be issued pursuant to a restricted deposit agreement, dated as of October 9 (the “Restricted Deposit Agreement”), among the Company, Citibank N.A. as depositary (the “Depositary”), and the holders from time to time of restricted American Depositary Receipts representing Restricted ADSs.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the Offering Circular (the “Offering Circular”) of the Company, dated September 27, 2002, the Underwriting Agreement, the Restricted Deposit Agreement and such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In our examinations, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  As to all questions of fact material to this opinion that have not been

Subscription and Underwriting Agreement re: Centerpulse Ltd. dated as of September 27, 2002 independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1.             Assuming (i) compliance with the restrictions and procedures set forth in written guidelines prepared by Weil, Gotshal & Manges LLP and addressed to the Company and UBS Warburg in the issuance of rights and offer and sale of the Shares, (ii) the representations and warranties of the Company contained in Section • of the Underwriting Agreement are true, correct and complete, (iii) compliance by the Company with their respective covenants and agreements set forth in Sections • and • of the Underwriting Agreement, (iv) the representations and warranties of the Underwriters contained in Section • of the Underwriting Agreement are true, correct and complete, (v) the Underwriters complied with the offering and transfer restrictions set forth in the Underwriting Agreement and in the Offering Circular, (vi) the accuracy of the representations and warranties made by purchasers to whom the Underwriters initially resell the Shares and compliance with the deemed undertakings made in the section captioned “Transfer Restrictions” by such purchasers in each case as set forth in the Offering Circular and (vii) that purchasers to whom the Underwriters initially resell the Shares receive a copy of the Offering Circular, it is not necessary in connection with the offer and sale of the Shares and Restricted ADSs to the Underwriters pursuant to the Underwriting Agreement [and the initial resale of the Shares and Restricted ADSs] as described in the Offering Circular, to register the Shares or Restricted ADSs under the Securities Act of 1933, as amended.

2.             The statements in the Offering Circular under the caption “Taxation—United States Federal Income Tax Considerations” insofar as they relate to provisions of United States federal tax laws therein described, and subject to the limitations set forth therein fairly summarize the matters set forth therein in all material aspects.

3.             Assuming the due authorization, execution and delivery of the Restricted Deposit Agreement by the Company under Swiss law, the Restricted Deposit Agreement has been duly executed and delivered by the Company under the laws of New York and, assuming the due authorization, execution and delivery of the Restricted Deposit Agreement by the Depositary and further assuming that each of the Depositary and the Company has full power, authority and legal right to enter into and perform its obligations thereunder, the Restricted Deposit Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforceability is sought in a proceeding at law or in equity).

4.             Upon due issuance by the Depositary of the Restricted ADRs evidencing the Restricted ADSs being delivered as of the date hereof against the deposit of Shares in respect thereof in accordance with the provisions of the Restricted Deposit Agreement, such Restricted ADRs will be duly and validly issued and persons in whose names such Restricted ADRs are registered on the books of the Depositary maintained for such purpose will be entitled to the rights specified in such Restricted ADRs and the Restricted Deposit Agreement.

The opinions expressed herein are limited to the federal laws of the United Sates, and we express no opinion as to the effect on matters covered by this letter of the laws of any other jurisdiction.

The opinions expressed herein are rendered solely for your benefit in connection with the transactions described herein.  Those opinions may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

Weil, Gotshal & Manges LLP

SCHEDULE 12.4(f)

Form of Legal Opinion from Shook, Hardy & Bacon LLP

GENEVA HOUSTON KANSAS CITY LONDON MIAMI	1010 GRAND BOULEVARD, 5TH FLOOR POST OFFICE BOX 15607 KANSAS CITY, MISSOURI 64106-0607 TELEPHONE (816) 474-6550 z FACSIMILE (816) 842-3190	NEW ORLEANS OVERLAND PARK SAN FRANCISCO TAMPA WASHINGTON, D.C.

September 29, 2002

UBS AG

As Global Coordinator of the Several Underwriters

Ladies and Gentlemen:

We have acted as National Litigation Counsel to Sulzer Orthopedics, Inc., a U.S. corporation (“Sulzer Orthopedics”), a wholly owned subsidiary of Centerpulse LTD., a Swiss Aktiengesellschaft (“Parent”), in connection with certain litigation in the United States involving allegedly defective Inter-Op™ hip implants and NKII Tibial Baseplate® knee implants manufactured by Sulzer Orthopedics.  This letter is being delivered to you pursuant to the Underwriting Agreement, dated September 27, 2002 regarding the purchase of certain registered shares of the Parent (the “Offered Shares”).

We have examined the Offering and Listing Circular of the Parent dated September 29, 2002 (the “Offering Circular”).  Capitalized terms not otherwise defined in this letter shall have the meanings ascribed thereto in the Offering Circular.  In addition, we have examined certain records of Sulzer Orthopedics relating to the matters covered by the opinions set forth in the numbered paragraph below and have made such other investigations as we have deemed necessary in connection with the opinion set forth in such numbered paragraph.

Based upon such examination and review, and subject to the other qualifications and limitations set forth herein, we are of the opinion that:

1.             To our knowledge, the statements set forth in the paragraph headings “Implant and Related Litigation – Litigation in the United States” under the caption “BUSINESS OF CENTERPULSE – Litigation” of the Offering Circular and in the paragraph heading “Recent Developments – Implant Litigation and Settlement Agreement” under the caption “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS” (collectively, the “Covered

Subscription and Underwriting Agreement re: Centerpulse Ltd. dated as of September 27, 2002

Sections”), solely to the extent they pertain to matters involving the Implant Litigation in the United States to which Sulzer Orthopedics is a party and for which we act as primary legal counsel of record to Sulzer Orthopedics (the “Litigation”), accurately describe the matters referred to therein in all material respects.

As we have discussed, we are primary legal counsel to Sulzer Orthopedics with respect to the Litigation.  We are not corporate, securities or regulatory counsel to Sulzer Orthopedics or the Parent in connection with the preparation of the Offering Circular and as such express no opinion regarding statements made in the Offering Circular concerning insurance coverage, manufacturing processes or other matters not pertaining solely to the Litigation.

We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Offering Circular and take no responsibility therefor, except as and to the extent set forth in paragraph 1 above, subject to the qualifications and limitations set forth herein.

Subject to the qualifications and limitations set forth herein, no facts have come to our attention which would lead us to believe that, as of the date hereof, the descriptions of the Litigation in the Offering Circular under the Covered Sections contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The opinions contained in this letter merely constitute expressions of our professional judgment regarding the matters of law addressed herein.  We are expressing no opinion regarding, nor are we endorsing or adopting as our own opinion, any particular statement of opinion or belief attributed to Sulzer Orthopedics or the Parent in the Offering Circular.   We are expressing no opinion regarding, nor are we predicting or guaranteeing, the outcome of any litigation.  Further, we are expressing no opinion regarding the effect of the outcome, whether financial or otherwise, of any litigation on Sulzer Orthopedics, the Parent or the Offered Shares.

We have not considered and express no opinion as to the laws of any jurisdiction other than the laws of the United States of America.

This opinion letter is rendered to you in connection with the above described transactions and we specifically do not render any opinions pertaining to any matter not expressly stated herein.  This opinion letter may not be relied upon by you for any other purpose, or relied upon by, or furnished to, any other person, firm or corporation without our prior written consent.

Very truly yours,

Shook, Hardy & Bacon L.L.P.